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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CommonWealth REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Consent Revocation Statement—Subject to Completion, Dated March 18, 2013

COMMONWEALTH REIT Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458

CONSENT REVOCATION STATEMENT
BY THE BOARD OF TRUSTEES OF COMMONWEALTH REIT
IN OPPOSITION TO
A CONSENT SOLICITATION BY THE CORVEX/RELATED GROUP

March         , 2013

        This Consent Revocation Statement and the enclosed BLUE Consent Revocation Card are furnished by the Board of Trustees (your "Board" or your "Board of Trustees") of CommonWealth REIT, a Maryland real estate investment trust (the "Company" or "CommonWealth"), to the holders of the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), in connection with your Board's opposition to the solicitation of written shareholder consents to remove without cause all of the duly elected members (the "Trustees") of your Board (the "Corvex/Related Consent Solicitation") by Corvex Management LP ("Corvex"), Mr. Keith Meister, Related Fund Management, LLC ("Related Management," and together with Corvex, "Corvex/Related"), Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Mr. Jeff T. Blau and Mr. Richard O'Toole (collectively, the "Corvex/Related Group"). According to the Corvex/Related filings with the Securities and Exchange Commission (the "SEC"), Stephen M. Ross owns the general partner of the managing member of Related Management. This Consent Revocation Statement and the enclosed BLUE Consent Revocation Card are first being mailed to shareholders on or about March         , 2013.

        In their public filings with the SEC before the Company completed its equity offering on March 5, 2013, Corvex/Related estimated that the net asset value of the Company was between $40 to $55 per Common Share. Yet in an attempt to derail our recent equity offering, Corvex/Related published an "open" letter purporting to offer to acquire the Company for a purchase price of $27 per Common Share, without demonstrating they had the financing necessary to complete such an acquisition. To date, Corvex/Related has not presented a fully financed offer for the Company which is actionable by the Company or even committed to do so.

        A consent in favor of the Corvex/Related Consent Solicitation is a consent to remove, without cause, all of the Trustees of your duly elected Board. The Corvex/Related Group has not disclosed any plans for the nomination and election of a new Board of Trustees and has not identified any individuals who are prepared to stand for election as replacement Trustees. If successful, the removal action proposed by the Corvex/Related Group would leave us without any Trustees to manage our business and affairs until a special meeting is held after the removal action is effective.

The Corvex/Related Group is asking you to relinquish control of the Company without any indication of who will govern the Company and manage our business and properties if the removal action is effective, and without committing to pay you a control premium for your Common Shares.

        If successful, the removal action proposed by the Corvex/Related Group should be expected to result in termination of our business and property management agreements with our manager and the resignation of our officers. We do not have any employees. The salaries of our officers are paid by our manager and the personnel, services and infrastructure we use to operate our business is provided to us by our manager under these management agreements. The Corvex/Related Group has not identified a senior management team or employees to operate the Company or put forward any plans for the management of the Company's properties in the event the removal action they propose is successful.

        Your Board believes, for the reasons specified in this Consent Revocation Statement, that the wholesale removal of your Board of Trustees requested by the Corvex/Related Group will bring material harm and disruption to the business and operation of the Company. Your Board is committed to acting in the best interests of ALL of the Company's shareholders and believes that the Company is well positioned to execute on its business plan and enhance value for ALL of the Company's shareholders.

        Your Board has unanimously determined that the Corvex/Related Consent Solicitation is not in the best interests of the Company. Accordingly, your Board urges you not to sign any white consent card sent to you by the Corvex/Related Group. Whether or not you have previously executed a white consent card, your Board urges you to sign, date and deliver the enclosed BLUE Consent Revocation Card using the enclosed postage-paid envelope.

        Please note that the Company disputes the validity of the Corvex/Related Consent Solicitation under Maryland law. In accordance with Maryland law and the Company's Amended and Restated Declaration of Trust ("Declaration of Trust") and Amended and Restated Bylaws ("Bylaws"), the record date for determining shareholders who are entitled to execute, withhold or revoke consents relating to the Corvex/Related Consent Solicitation (the "Record Date") is to be fixed in accordance with the Bylaws. Under the Company's Bylaws, shareholders requesting a record date to remove Trustees by written consent must (i) hold at least 3% of the Company's Common Shares, (ii) have held such shares continuously for at least three years and (iii) comply with specific notice, information and certificate requirements. The Corvex/Related Group Consent Solicitation Statement discloses that the Corvex/Related Group has owned shares in the Company only since January 16, 2013, and as of the date of this Consent Revocation Statement, the Corvex/Related Group has not presented any evidence to the Company of its ability to satisfy the Bylaw requirements. Corvex/Related has filed an amended complaint in Maryland state court challenging these Bylaw provisions. For more information on this litigation, please see "Certain Litigation" later in this Consent Revocation Statement. Your Board believes these Bylaw provisions are valid. However, as a precautionary measure, your Board has determined to solicit consent revocations.

        If you have previously signed and returned the Corvex/Related Group's white consent card, you have the right to change your vote and revoke your consent. Whether or not you have signed the white consent card, we urge you to mark the "YES, REVOKE MY CONSENT" box on the enclosed BLUE Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Please submit a BLUE Consent Revocation Card even if you have not previously submitted a consent card, as doing so will help us keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a BLUE Consent Revocation Card. Please act today.

        As noted above, we do not believe that the Corvex/Related Group has demonstrated the ability to properly request the Record Date. If we receive a valid request to set the Record Date in accordance with our Bylaws, your Board will have 30 days to set the Record Date. If your Board of Trustees fails to adopt a resolution fixing the Record Date within such 30-day period, the Bylaws require that the Record Date be the close of business on the 60th day after the date such valid request was received by our Secretary. Only shareholders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Corvex/Related Consent Solicitation. We will publicly announce if your Board sets the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF CONSENT REVOCATION
MATERIALS IN OPPOSITION TO THE CORVEX/RELATED CONSENT SOLICITATION

        In accordance with the rules of the SEC, the Company is advising its shareholders of the availability on the Internet of the Company's consent revocation materials in opposition to the Corvex/Related Consent Solicitation. Because the Company has elected to utilize the "full set delivery" option, the Company is delivering to all shareholders paper copies of the consent revocation materials, as well as providing access to those materials on a publicly accessible website. This Consent Revocation Statement and Consent Revocation Card are available at http://www.cwhreit.com.

        If you have any questions about giving your consent revocation or require assistance, please call:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders Call Toll Free: (877) 750-5836
(Banks and brokers call collect at (212) 750-5833)

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        This Consent Revocation Statement contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions, we are making forward looking statements. These forward looking statements are based upon our present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur. Forward looking statements relate to various aspects of our business, including: possible disruption or harm to our business as a result of the Corvex/Related Consent Solicitation and other activities by the Corvex/Related Group, possible disruption or harm to our business should the removal action proposed by the Corvex/Related Group succeed, and pending, threatened or future legal proceedings, including in connection with the Corvex/Related Consent Solicitation. Our actual results may differ materially from those contained in or implied by our forward looking statements as a result of various factors. Factors that could have a material adverse effect on our forward looking statements and upon our business, results of operations, financial condition, funds from operations, normalized funds from operations, cash available for distribution, cash flows, liquidity and prospects are contained in our filings with the SEC, including under the caption "Risk Factors" and "Warning Concerning Forward Looking Statements" in our Annual Report on Form 10-K, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q or incorporated therein. Our filings with the SEC are available at the SEC's website at www.sec.gov. You should not place undue reliance upon our forward looking statements. We do not undertake any obligation to update or change any forward looking statements as a result of new information, future events or otherwise.

DESCRIPTION OF THE CORVEX/RELATED CONSENT SOLICITATION

        As set forth in the Corvex/Related Consent Solicitation Statement and related materials filed with the SEC, the Corvex/Related Group is soliciting your consents in favor of the following proposal:

  to act by written consent to remove without cause Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, and Frederick N. Zeytoonjian as Trustees of the Company and any other person or persons elected or appointed to your Board prior to the effective time of the Corvex/Related Consent Solicitation, whether to fill any newly-created Trusteeship or to fill any vacancy on your Board or for any other reason.

        The Corvex/Related Group proposes that you consent to remove, without cause, all of the members of your duly elected Board without electing any replacement Trustees. If the Trustees are removed, the Corvex/Related Group proposes that replacement Trustees be elected later, at a special meeting of shareholders called and held after the removal is effective, from among nominations that may be submitted by shareholders at that time. The Corvex/Related Group has not disclosed any plans for the nomination and election of a new Board of Trustees and has not identified any individuals who are prepared to stand for election as replacement Trustees. If successful, the removal action proposed by the Corvex/Related Group would leave us without any Trustees to manage our business and affairs until a special meeting is held and replacement Trustees are elected and qualified.

        If your Board is removed and a special meeting is subsequently called to elect replacement Trustees, the Trustees so elected may be persons supported by or who have arrangements with the Corvex/Related Group. In its public filings with the SEC, the Corvex/Related Group has stated its belief that any replacement Trustees may take actions to implement the strategy outlined in the Corvex/Related Consent Solicitation Statement, including internalizing the Company's management structure.

        Therefore, you should consider that a consent in favor of the removal action proposed by the Corvex/Related Group is a consent to remove Reit Management & Research LLC ("RMR") as the Company's manager. That is, if successful, the removal action should be expected to result in termination of the agreements by which our manager, RMR, provides business and property management services to the Company. Our Company does not have any employees of its own. Our manager, RMR, which has over 800 employees, conducts our day to day operations on our behalf and provides services to us that otherwise would be provided by our employees. Each of our executive officers is an employee of RMR and the officers' services are provided to us by RMR. None of our executive officers have an employment agreement with us and we do not pay them salaries or cash bonuses. RMR compensates our executive officers directly in connection with their services to RMR and to us. Our President is one of our Trustees that the Corvex/Related Group proposes to remove without cause. Thus, if the agreements with our manager are terminated, we must hire a new external manager to provide the business management, property management and other services currently provided to us by RMR or hire our own employees and purchase the necessary infrastructure to support our operations. The Corvex/Related Group has not identified a senior management team or employees to operate the Company or put forward any plans for the management of the Company or our properties on either a long-term or even an interim basis in the event that the removal action proposed by them is successful.

REASONS TO REJECT THE CORVEX/RELATED REMOVAL PROPOSAL

        Your Board believes, for the reasons specified below, that a wholesale removal of your Board of Trustees without cause is not in the best interest of all of the Company's shareholders and would in fact bring material harm and disruption to the business and operation of the Company. Your Board is committed to acting in the best interests of ALL of the Company's shareholders and believes that the Company is well positioned to execute on its business plan and enhance value for ALL of the Company's shareholders.

The Corvex/Related Group is asking you to relinquish control of your Company without committing to pay you a control premium, or even any amount, for your Common Shares.

  •
  In their public filings with the SEC before the Company completed its equity offering on March 5, 2013, Corvex/Related estimated that the net asset value of the Company was between $40 to $55 per Common Share. Yet in an attempt to derail our recent equity offering, Corvex/Related published an "open" letter purporting to offer to acquire the Company for a purchase price of $27 per Common Share, without demonstrating they had the financing to complete such acquisition. To date, Corvex/Related has not presented a fully financed offer for the Company which is actionable by the Company or even committed to do so. Corvex/Related is now asking you to relinquish control of the Company without paying you a control premium, or even any amount, for your Common Shares.

The Corvex/Related Group is asking you to remove experienced Trustees who are acting in the best interests of the Company and to leave the Company without any Trustees in the near term.

  •
  A consent in favor of the removal action proposed by the Corvex/Related Group would be a consent to remove, without cause, all of the members of your duly elected Board, which would leave the Company without any Trustees until replacement Trustees are elected at a special meeting of shareholders held after the removal is effective. The Corvex/Related Group is asking you to relinquish control of the Company without any indication of who will govern the Company.

  •
  The removal action proposed by the Corvex/Related Group creates significant uncertainty about the future of the governance and management of the Company, which may result in material harm to the Company. For example, it may affect the decision of our existing or prospective tenants to renew or enter into leases with us, the willingness of lenders to continue to lend money to us and our subsidiaries or to waive any events of default resulting from the Corvex/Related Consent Solicitation, our ability to pay distributions and the amount of any such distributions, our ability to invest in our properties and fund acquisitions and the credit rating of our senior notes and preferred equity.

  •
  Your current Board has a strong track record of acting in the best interests of the Company. Your Board, a majority of whom are independent Trustees, is committed to enhancing value for all of the Company's shareholders.

  •
  The Company's current Trustees have an intimate knowledge of the Company and our operations and properties. In contrast, the Corvex/Related Group does not, and any new Trustees likely will not, have the same critical knowledge.

  •
  Your Board believes that the interests of the Company's shareholders will be best served if the Company's current Trustees, acting independently from (and without any connection to) the Corvex/Related Group, are given the opportunity to continue to review, develop and adapt the Company's business plans to enhance value for all of the Company's shareholders.

The Company's strategic plan, endorsed by your Board, includes the following key elements:

  •
  Improving CommonWealth's Financial Condition and Liquidity

  •
  The Company continues to take actions to improve our balance sheet and reduce our leverage. The Company used the aggregate net proceeds of $867.7 million from our recently completed public offering of Common Shares and sale of our minority interest in Government Properties Income Trust ("GOV") to reduce our outstanding indebtedness. This has significantly reduced our leverage, improved our financial position and enabled us, in the face of a possible rating downgrade, to maintain our investment grade rating. Your Board believes that maintaining an investment grade rating for our unsecured senior indebtedness is important to the Company's continued business success. We believe this investment grade rating provides us with greater financial flexibility to access capital on an expedited basis and on better terms which enables us to carry out our business plan and gives us an advantage when competing for tenants for our properties.

  •
  Continued Repositioning of CommonWealth's Property Portfolio

  •
  For the last several years, we have been implementing a business plan to divest suburban and industrial properties and focus the Company's future investment on commercial business district ("CBD") office properties. Since December 31, 2007, we have acquired approximately $3.8 billion worth of properties, and the majority of these acquisitions have been high-quality CBD office properties. During the same period, we have sold $1.5 billion worth of properties, largely consisting of suburban office properties. We are continuing to pursue this plan to improve the Company's portfolio.

The Corvex/Related Consent Solicitation is an attempt to remove an experienced manager who is acting in the best interests of the Company and replace the manager with unknown management.

  •
  A consent in favor of the removal action proposed by the Corvex/Related Group should be expected to result in termination of our business management agreement with our manager, RMR, and the services of RMR's senior management. The Corvex/Related Group has not identified a senior management team to operate the Company in the event that their removal action is successful. The Corvex/Related Group is asking you to relinquish control of your Company without any indication of who will manage our business or whether such persons will have appropriate expertise. Without an experienced and knowledgeable management team, we believe the Company's value is diminished. There can be no guarantee that any replacement manager(s) or internal management structure will be as successful as RMR in managing the Company's affairs.

  •
  We have no employees. Personnel and services that we require to operate our business are provided to us under our business and property management agreements with RMR. Our ability to conduct our day to day business and manage our approximately 444 properties depends entirely upon RMR and its more than 800 employees and infrastructure. The Company could incur significant disruption and significant costs to replace the RMR personnel and infrastructure with its own or those of another manager.

If the removal action proposed by the Corvex/Related Group succeeds, we may be in violation of federal securities laws and the listing requirements of the New York Stock Exchange ("NYSE").

  •
  If the removal action proposed by the Corvex/Related Group succeeds and we are left without any Trustees, or if our business and property management agreements with RMR are terminated, it may be difficult for us to comply with federal securities laws, including our obligation to file periodic reports and maintain effective internal control over financial reporting and disclosure controls and procedures, which may affect our liquidity.

  •
  If the removal action proposed by the Corvex/Related Group succeeds and we are left without any Trustees, we will be in violation of the rules and regulations of the SEC requiring that we have an independent Audit Committee and certain NYSE continued listing requirements, which may result in the SEC or NYSE taking enforcement action against us, including action by the NYSE to delist our Common Shares.

The removal of your Trustees as a result of the Corvex/Related Consent Solicitation or the termination of our management agreements with RMR, will each constitute a "change of control" under the terms of certain of our credit and other material agreements and preferred equity, which may give rise to acceleration, termination or other rights.

  •
  The removal of your Trustees as a result of the Corvex/Related Consent Solicitation or the termination of our management agreements with RMR would each constitute an "event of default" under the Company's revolving credit facility agreement, term loan agreement and certain mortgage loan agreements with respect to our properties, which may limit or restrict our ability to pay dividends and result in lenders demanding immediate payment and lenders under our revolving credit facility electing not to make further borrowings available. The lenders under these agreements may not be willing to waive any event of default if the Company has no Trustees or officers.

  •
  The removal of your Trustees as a result of the Corvex/Related Consent Solicitation would also trigger a termination right under our property management agreement with RMR.

  •
  The removal of your Trustees as a result of the Corvex/Related Consent Solicitation would constitute a "fundamental change" under the terms of our 6 1/2% Series D Cumulative Convertible Shares of Beneficial Interest (the "Series D Preferred Shares"), giving the holders of the Series D Preferred Shares a conversion right, unless we exercise our right to repurchase such shares for cash.

        For more information on the consequences of a "change of control" on certain of our material agreements, please see "Certain Agreements" in this Consent Revocation Statement.

        Your Board does not believe that issues such as Board representation and composition should be addressed through written consents solicited by a group of dissident opportunistic shareholders, such as the Corvex/Related Group, who have interests that may be different from our long-term shareholders. Your Board urges you to rely on your independent Nominating and Governance Committee and the shareholder nomination process outlined in our Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Shareholders attached hereto as Annex III to maintain a Board composed of Trustees who represent all of the Company's shareholders.

For the foregoing reasons, your Board strongly believes that the Corvex/Related Consent Solicitation is not in the best interests of the Company.

We urge shareholders to reject the Corvex/Related Consent Solicitation and revoke any consent previously submitted.

Do not delay. In order to help ensure that our current Board may continue to act in the Company's best interests, please sign, date and return the enclosed BLUE Consent Revocation Card using the enclosed postage-paid envelope as promptly as possible whether or not you have signed the white consent card from the Corvex/Related Group.

BACKGROUND OF THE CORVEX/RELATED CONSENT SOLICITATION

        In late December 2012 and early January 2013, your Board of Trustees became concerned that the Company's unsecured senior indebtedness would lose its investment grade rating by mid-2013 if the Company failed to raise significant amounts of equity capital and repay some of its debt in order to improve its debt to equity and fixed charges coverage ratios.

        On February 23, 2013, your Board met to review the Company's 2012 year-end financial results and discuss the potential risks and benefits of an equity offering. Following a consideration of the risks that would be associated with the Company's failure to raise equity capital at that time, including likely rating downgrades, your Board determined to proceed with an equity offering and debt tender offer.

        On February 25, 2013, the Company commenced (1) a public offering (the "Equity Offering") of up to 31,050,000 of our Common Shares, including the 30-day option of the underwriters involved in the Equity Offering to purchase up to an additional 4,050,000 Common Shares and (2) a tender offer (the "Tender Offer") to purchase for cash up to $450.0 million of our outstanding senior notes, subject to the terms and conditions set forth in the offer to purchase and letter of transmittal related to the Tender Offer.

        From February 25 to February 27, 2013, representatives of the Company and its underwriters participated in meetings with potential investors in the Equity Offering.

        On February 26, 2013, Corvex/Related jointly filed a Schedule 13D with the SEC (the "Original Schedule 13D"). The Original Schedule 13D included a slide presentation which referenced selected public information about certain office properties owned by the Company and repeated statements that Corvex/Related believed that the Common Shares were worth $40 per share and may be worth as much as $55 per share. The Original Schedule 13D also included an "open letter" to your Board dated February 26, 2013, in which Corvex/Related demanded that your Board cancel the Equity Offering and begin a dialogue with them about how to increase the value of the Company's shares.

        Later on that same day, Corvex/Related published a second "open letter" to your Board dated February 26, 2013. In this letter, Corvex/Related stated that they were "prepared" to acquire all the shares of the Company at $25 per share, rather than the $40 per share or $55 per share amounts referenced in their earlier materials. Corvex/Related did not explain how they would finance this purported "offer" and stated that it was conditioned upon the Company terminating the Equity Offering and allowing Corvex/Related to conduct diligence of the Company's assets and business.

        On February 26, 2013, the Company received indications from Standard & Poor's that it intended to put the Company on "negative watch for possible downgrade" to junk status in large part because of the possibility that the Equity Offering might not occur as a result of the activities of the Corvex/Related Group.

        On the evening of February 26, 2013, your Board convened a special meeting, in which a representative of the underwriters of the Equity Offering participated for a portion of the meeting, to consider the materials publicly filed by the Corvex/Related Group, the market conditions created by the activities of the Corvex/Related Group and the rewards and risks associated with continuing the Equity Offering and Tender Offer versus terminating the Equity Offering and beginning a dialogue with Corvex/Related. At that meeting, Company management and the representative of the underwriters presented reports to your Board as to the status of the Equity Offering and noted that the Equity Offering was proceeding as planned, except that the public filing and open letters by the Corvex/Related Group were increasing the share trading activity and creating uncertainty in the market as to whether the Equity Offering would continue. At that meeting, your Board also discussed the risk that cancellation or delay of the Equity Offering would make it difficult or impossible for the Company to raise equity capital in the future. Company management also reported to your Board that Standard & Poor's had advised of its intention to put the Company on "negative watch for possible downgrade" to junk status. Following extensive discussion, your Board reached a unanimous determination that it was in the best interests of the Company to continue the Equity Offering and Tender Offer.

        On the morning of February 27, 2013, the Company issued a press release announcing your Board's determination to continue the Equity Offering and to use the proceeds to repay debt. Around the same time, the Corvex/Related Group filed Amendment No. 1 to the Original Schedule 13D with the SEC (the "First Amended Schedule 13D") and issued a press release with a third "open letter" dated February 27, 2013 to your Board. The letter repeated the demands that the Equity Offering be cancelled and that the Company enter into discussions with Corvex/Related. The First Amended Schedule 13D also disclosed that Corvex/Related had filed a complaint for injunctive and declaratory relief and rescission in a Maryland state court, against the Company, your Board of Trustees and RMR. The complaint requested that the court, among other things, enjoin the Company and your Board of Trustees from taking actions to implement the Equity Offering and rescind the Equity Offering should it be completed. For more information on this litigation, please see "Certain Litigation" later in this Consent Revocation Statement.

        On the afternoon of February 27, 2013, your Board again convened to consider the information in Corvex/Related's latest "open letter". Your Board concluded that the only new information in this latest letter appeared to be statements about the total financial resources of the Corvex/Related Group and their affiliates, without a discussion about whether those resources were available or sufficient to fund a purchase of the Company. Your Board concluded that there was no complete financing plan for the purported "offer" by Corvex/Related. Your Board also reconsidered the issues discussed during the meeting the previous evening and the information contained in the First Amended Schedule 13D and Corvex/Related's latest letter, and reconfirmed its prior determination that the best interests of the Company would be served by the Company continuing the Equity Offering and Tender Offer, and issued a public announcement disclosing that determination.

        Later that afternoon Corvex/Related published a fourth "open letter" to your Board dated February 27, 2013, in which they stated that they were prepared to increase their purported "offer" to $27 per share (an amount still substantially less than their $40 to $55 valuation), subject to the Company terminating the Equity Offering and permitting Corvex/Related to conduct diligence. A majority of your Board convened informally and determined that there was no materially different information presented by this latest letter from those previously received; the new letter did not include a financing plan and was conditioned upon diligence.

        Also later that afternoon, the Pricing Committee of your Board formed in connection with the Equity Offering held a special meeting in which representatives of the underwriters of the Equity Offering participated. Representatives of the underwriters presented the details of the indications of interest received from investors. The Pricing Committee asked the underwriters to consider a transaction at or close to the per share closing market price of the Common Shares on the NYSE, or about $23.51 per share. However, based on the indications of interest the underwriters had received, such a transaction could not be achieved. The underwriters reported that institutional investors whose participation was necessary in order for the Equity Offering to be fully subscribed would not pay such a price. In response to questions from the Pricing Committee, representatives of the underwriters stated that there was not sufficient demand to price a transaction of 27,000,000 Common Shares at $20 per share. The Pricing Committee convened separately with counsel to discuss the report of the underwriters. After further negotiations between the Pricing Committee and the underwriters at another separate meeting of the Pricing Committee, the Pricing Committee and underwriters agreed to terms whereby the total offering size would be for 30,000,000 Common Shares, or 34,500,000 Common Shares should the underwriters fully exercise their over-allotment option, at $19 per share (or an aggregate offering price of $570.0 million, or $655.5 million should the underwriters fully exercise their over-allotment option). Following the meeting, the Company issued a press release announcing that the Equity Offering had priced.

        On February 28, 2013, the underwriters of the Equity Offering exercised their option to increase the offering size to 34,500,000 Common Shares, as permitted by the underwriting agreement with the Company. The exercise of this option increased the gross proceeds the Company would receive to

$655.5 million (before offering expenses). In accordance with its undertaking in the offering prospectus to use the proceeds of the offering to repay debt, on March 1, 2013, the Company issued a press release announcing that it increased the Tender Offer to $650.0 million.

        On March 1, 2013, in response to questions from investors, your Board of Trustees adopted the Bylaws to clarify that a shareholder seeking to take action to remove one or more Trustees must comply with the same bylaw requirements as a shareholder making a nomination of an individual for election to your Board of Trustees, and to make certain procedural adjustments to the record date and solicitation period for any shareholder action by written consent in order to afford a reasonable time for shareholders to consider a consent solicitation statement and a consent revocation statement.

        Also on March 1, 2013, your Board became aware that on February 28, 2013, Delaware County Employees Retirement Fund ("Del-Co"), a purported shareholder of the Company, filed a complaint in the United States District Court for the District of Massachusetts (the "Massachusetts District Court") purporting to bring claims individually and derivatively on behalf of the nominal defendant, the Company, against RMR and certain current and former officers and/or members of your Board of Trustees. On March 1, 2013, the plaintiff filed a motion requesting that the court, among other things, enjoin the Company and your Board of Trustees from consummating the Equity Offering and Tender Offer. For more information on this litigation, please see "Certain Litigation" later in this Consent Revocation Statement.

        Also on March 1, 2013, Corvex/Related filed a second complaint for injunctive and declaratory relief. This filing was made in the Massachusetts District Court against the Company and your Board of Trustees and included a motion requesting that the court, among other things, enjoin the Company and your Board of Trustees from consummating the Equity Offering. For more information on this litigation, please see "Certain Litigation" later in this Consent Revocation Statement.

        On March 4, 2013, the Company filed an opposition to the motion in the Del-Co matter and a hearing was held on the motions before the Massachusetts District Court in both the Del-Co matter and the Corvex/Related matter. Late in the afternoon on March 4, 2013, the Massachusetts District Court issued an order denying the motions. Among other reasons for denying both motions, the Court found that the plaintiffs failed to meet their burden of showing there was a likelihood that the claims asserted by them would succeed on the merits.

        On March 5, 2013, the Company completed the Equity Offering in which it issued 34,500,000 Common Shares. On March 11, 2013, the Company increased the amount of notes to be purchased in the Tender Offer to $665.0 million. On March 12, 2013, the Company accepted for purchase all notes tendered on or prior to the early tender date.

        On the evening of March 12, 2013, Corvex/Related sent a letter to the Company's Independent Trustees requesting, among other things, a meeting with the Independent Trustees.

        On the morning of March 13, 2013, before the market opened and the Independent Trustees could respond to the Corvex/Related letter, the Corvex/Related Group filed the preliminary Corvex/Related Consent Solicitation Statement. On the same day, the Corvex/Related Group also further amended the Original Schedule 13D to reflect its acquisition of additional shares.

        On March 15, 2013, the Corvex/Related Group further amended the Original Schedule 13D to announce their intent to file an amended complaint in the Maryland state court action to request that the court, among other things, declare certain provisions of the Bylaws regarding nomination and removal of Trustees invalid.

        On March 15, 2013, your Board of Trustees held a meeting with members of management and representatives from Skadden, Arps, Slate, Meagher & Flom LLP, the Company's outside counsel, and reviewed your Board of Trustees' duties in connection with the Corvex/Related Consent Solicitation. Your Board of Trustees discussed the Corvex/Related Consent Solicitation Statement and, following these discussions, your Board of Trustees unanimously determined that the Corvex/Related Consent Solicitation was not in the best interests of the Company and to recommend that you do not consent to the removal action proposed by the Corvex/Related Group.

 QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

Q:    Who is making this solicitation?

A:
Your Board of Trustees.

Q:    What are we asking you to do?

A:
We are asking you to revoke any consent on Corvex/Related Group's white consent card that you may have delivered in favor of the proposal described in the Corvex/Related Consent Solicitation and, by doing so, preserve your current Board, which will continue to act in the best interests of the Company. Even if you have not submitted a consent card, we urge you to submit a BLUE Consent Revocation Card today.

Q:    What does your Board recommend?

A:
Your Board strongly believes that the solicitation being undertaken by the Corvex/Related Group is not in the best interests of the Company for the reasons described above. Your Board unanimously opposes the solicitation by the Corvex/Related Group and urges shareholders to reject the solicitation and revoke any consent previously submitted.

Q:    What is the effect of delivering a BLUE Consent Revocation Card?

A:
By marking the "YES, REVOKE MY CONSENT" box on the enclosed BLUE Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Corvex/Related Group. Even if you have not submitted a consent card, we urge you to submit a BLUE Consent Revocation Card as described above, as it will help us keep track of the progress of the consent process.

Q:    If I have already delivered a consent, is it too late for me to change my mind?

A:
No. Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with the Bylaws, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a BLUE Consent Revocation Card, as discussed in the next question.

Q:    What should I do to revoke my consent?

A:
Mark the "YES, REVOKE MY CONSENT" box next to the proposal listed on the BLUE Consent Revocation Card. Then, sign and date the enclosed BLUE Consent Revocation Card and return it TODAY or as soon as possible in the postage-paid envelope provided. It is important that you date the BLUE Consent Revocation Card when you sign it.

Q:    What happens if I do nothing?

A:
If you do not execute and send in any white consent card that the Corvex/Related Group sends you, you will effectively be voting AGAINST the removal action proposed by the Corvex/Related Group.

If you have validly executed and delivered a consent that the Corvex/Related Group sent you, doing nothing further will mean that you have consented to the removal action proposed by the Corvex/Related Group. If you have executed and delivered a consent that the Corvex/Related Group sent you, your Board urges you to revoke any such consent previously submitted by executing and delivering the BLUE Consent Revocation Card.

Q:    Who is entitled to consent, withhold consent or revoke a previously given consent with respect to the removal action proposed by the Corvex/Related Group?

A:
As noted above, we do not believe that the Corvex/Related Group has demonstrated the ability to properly request the Record Date. However, if we receive a valid request to set the Record Date in accordance with the Bylaws, the Board will have 30 days to set the Record Date for determining the Company's shareholders who are entitled to execute, withhold or revoke consents relating to the Corvex/Related Consent Solicitation. If your Board fails to adopt a resolution fixing the Record Date within such 30-day period, the Bylaws provide that the Record Date will be the close of business on the 60th day after the date such valid request was received by our Secretary. We will publicly announce if your Board sets the Record Date. Only shareholders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the removal action proposed by the Corvex/Related Group.

Q:    When should I return my Consent Revocation Card?

A:
In order for the removal action proposed by the Corvex/Related Group to be adopted, the Company must receive valid, unrevoked consents executed by the holders of a sufficient number of the Company's Common Shares within 30 days after the Record Date. As of the date of this Consent Revocation Statement, neither the Corvex/Related Group nor any other shareholder has delivered to the Company a signed written consent Record Date request. However, if the Company receives a valid request for the Record Date, then the removal action proposed by the Corvex/Related Group will become effective if valid, unrevoked consents signed by the holders of two-thirds of the Common Shares outstanding as of the Record Date are delivered to the Company no later than 30 days after the Record Date.

Because the removal action proposed by the Corvex/Related Group could become effective before the expiration of the 30-day period following the Record Date, you should promptly return the BLUE Consent Revocation Card.

Q:    Who should I call if I have questions about the solicitation?

A:
If you have any questions regarding this Consent Revocation Statement or about submitting your BLUE Consent Revocation Card, or otherwise require assistance, please call Innisfree M&A Incorporated ("Innisfree"), the firm assisting in soliciting the revocation of consents, toll free, at (877) 750-5836 (banks and brokers call collect at (212) 750-5833).

THE CONSENT PROCEDURE

  Voting Securities and Record Date

        As noted above, we do not believe that the Corvex/Related Group has demonstrated the ability to properly request the Record Date. In accordance with Maryland law and the Company's Declaration of Trust and Bylaws, the Record Date is to be fixed in accordance with the Bylaws. Under the Bylaws, shareholders requesting a record date to remove Trustees by written consent must (i) hold at least 3% of the Company's Common Shares, (ii) have held such shares continuously for at least three years and (iii) comply with specific notice, information and certificate requirements. As of the date of this Consent Revocation Statement, the Corvex/Related Group has not presented any evidence to the Company of its ability to satisfy the Bylaw requirements. Corvex/Related has filed an amended complaint in Maryland state court challenging these Bylaw provisions. For more information on this litigation, please see "Certain Litigation" later in this Consent Revocation Statement. Your Board believes these Bylaw provisions are valid. However, as a precautionary measure, your Board has determined to solicit consent revocations.

        In the event we receive a valid request to set the Record Date in accordance with the Bylaws, your Board will have 30 days to set the Record Date for determining the Company's shareholders who are entitled to execute, withhold or revoke consents relating to the Corvex/Related Consent Solicitation. If your Board fails to adopt a resolution fixing the Record Date within such 30-day period, the Bylaws provide that the Record Date will be the close of business on the 60th day after the date such valid request was received by our Secretary. We will publicly announce if your Board sets the Record Date. As of the Record Date, there were        Common Shares outstanding and entitled to execute, withhold or revoke consents. The holders of our outstanding Common Shares are entitled to one vote per Common Share.

        Only shareholders of record as of the close of business on the Record Date are eligible to execute, withhold or revoke consents in connection with the removal action proposed by the Corvex/Related Group. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to execute the BLUE Consent Revocation Card on your behalf. Broker non-votes occur in respect of shares held in street name when the broker indicates that instructions for a particular matter, such as the removal action proposed by the Corvex/Related Group, have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary authority to vote on that particular matter. With respect to the white consent card, any broker non-vote, abstention or failure to vote will have the same effect as withholding consent from the removal action proposed by the Corvex/Related Group. It is important to note that, because your broker may not execute a consent or revoke any consent without your specific instructions, if you have previously submitted a white consent card to your broker and fail to submit a later-dated BLUE Consent Revocation Card, no revocation will be issued, and any consent previously executed will remain effective.

  Effectiveness of Consents

        Under the Declaration of Trust and subject to the additional requirements set forth in the Bylaws, shareholders may act without a meeting and without a vote, unless a vote at a meeting is specifically required, if consents in writing setting forth the action to be taken are signed by the holders of a majority, or such higher percentage as specified in the Declaration of Trust, of outstanding shares authorized to be cast and entitled to vote thereon. Under the Declaration of Trust, valid, unrevoked consents signed by the holders of two-thirds of our Common Shares outstanding and entitled to vote thereon as of the Record Date are required for approval of the removal action proposed by the Corvex/Related Group. Under the Bylaws, valid, unrevoked consents for the removal action proposed by the Corvex/Related Group must be received by our Secretary within 30 days of the Record Date (the "Written Consent Window").

  Effect of BLUE Consent Revocation Card

        A shareholder may revoke any previously signed consent by signing, dating and returning to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, a BLUE Consent Revocation Card. A consent may also be revoked by delivery of a written revocation of your consent to the Corvex/Related Group. Shareholders are urged, however, to deliver all consent revocations to the Company c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022. The Company requests that if a revocation is instead delivered to the Corvex/Related Group, a copy of the revocation also be delivered to the Company c/o Innisfree at the address set forth above, so that the Company will be aware of all revocations.

        Unless you specify otherwise, by signing and delivering the BLUE Consent Revocation Card, you will be deemed to have revoked in its entirety any prior consent to the removal action proposed by the Corvex/Related Group.

        Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your BLUE Consent Revocation Card to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or to the Corvex/Related Group, or by delivering to the Corvex/Related Group a subsequently dated white consent card that the Corvex/Related Group sent to you.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you are not entitled to vote such shares directly, but rather must give instructions to such brokerage firm, bank, nominee or other institution to grant or revoke consent for the shares held in your name. Accordingly, you should either sign, date and return the enclosed BLUE Consent Revocation Card provided by the brokerage firm, bank, nominee or other institution in the postage-paid envelope provided by such institution or contact the person responsible for your account and direct him or her to execute the enclosed BLUE Consent Revocation Card on your behalf. If the brokerage firm, bank, nominee or other institution provides for consent revocation instructions to be delivered to them by telephone or internet, instructions will be provided by such institution.

        YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE CORVEX/RELATED GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE BLUE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS CONSENT REVOCATION STATEMENT.

        IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION AND YOU WISH TO CHANGE A PRIOR INSTRUCTION YOU GAVE TO YOUR BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION TO GRANT OR REVOKE ANY CONSENT, YOU MUST FOLLOW THE BROKERAGE FIRM'S, BANK'S, NOMINEE'S OR OTHER INSTITUTION'S INSTRUCTIONS FOR CHANGING YOUR PRIOR INSTRUCTIONS TO GRANT OR REVOKE SUCH CONSENT.

        IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE BLUE CONSENT REVOCATION CARD WITH RESPECT TO THE CORVEX/RELATED REMOVAL PROPOSAL, THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH YOUR BOARD'S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO THE PROPOSAL.

        The Company has retained Innisfree to assist in communicating with shareholders in connection with the Corvex/Related Consent Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions regarding this Consent Revocation Statement or about submitting your BLUE Consent Revocation Card, or otherwise require assistance, please call Innisfree. Shareholders may call Innisfree, toll-free, at (877) 750-5836 (banks and brokers may call Innisfree, collect, at (212) 750-5833).

        You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any white consent cards. Instead, you can reject the solicitation efforts of the Corvex/Related Group and/or revoke your consent by promptly completing, signing, dating and returning the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided. Please be aware that even if you sign a white card but do not check the box on the card, you will be deemed to have consented to the removal action proposed by the Corvex/Related Group.

  Results of Consent Revocation Statement

        The Company's President or your Board may appoint an independent inspector of elections in connection with the Corvex/Related Consent Solicitation. Under the Bylaws, the inspector of elections has 90 days (the "Review Period") to review and certify the written consents received by our Secretary during the Written Consent Window, and the Company is not required to take any other action during the Review Period in connection with the written consents. The Company intends to notify shareholders of the results of the consent solicitation by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.

SOLICITATION OF CONSENT REVOCATIONS

  Cost and Method

        The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company's consent revocation solicitation (other than for services provided by our manager), but excluding costs (if any) of litigation related to the solicitation, will be approximately $        , of which approximately $        has been incurred as of the date hereof. In addition to solicitation by mail, Trustees and officers of the Company, and RMR and its directors, officers and employees, may, without additional compensation, solicit revocations by mail, e-mail, Internet, facsimile or other form of electronic communication, in person or by telephone. Under the terms of our business management agreement with RMR, the Company is required to reimburse RMR for any costs incurred in connection with the Corvex/Related Consent Solicitation and the Company's consent revocation solicitation. The Company will also include copies of all written solicitation material provided to shareholders on the Company's website at www.cwhreit.com.

        The Company has retained Innisfree as proxy solicitors, at an estimated fee of $        , plus reasonable out-of-pocket expenses incurred on the Company's behalf, to assist in the solicitation of consent revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out of pocket expenses incurred in forwarding the Company's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's Common Shares.

        Innisfree has advised the Company that approximately        of its employees will be involved in the solicitation of consent revocations by Innisfree on behalf of the Company. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

  Participants in the Solicitation

        Under applicable regulations of the SEC, each of the Trustees, certain of our executive officers and RMR and certain of its directors, officers and employees may be deemed to be "participants" in this consent revocation solicitation. Please refer to the section entitled "Security Ownership of Certain Beneficial Owners and Management" later in this Consent Revocation Statement and to Annexes I, II and III hereto for information about the Trustees and certain of our executive officers and RMR and certain of its directors, officers and employees who may be deemed to be participants in the solicitation. Except as described in this Consent Revocation Statement (including Annexes I, II and III hereto) there are no agreements or understandings between the Company and any such participants relating to employment with the Company or any future transactions.

        Other than the persons described above, no general class of RMR's employees will be employed to solicit shareholders in connection with this consent revocation solicitation. However, in the course of their regular duties, RMR's employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

APPRAISAL RIGHTS

        Our shareholders are not entitled to appraisal rights under Maryland law in connection with the removal action proposed by the Corvex/Related Group or this Consent Revocation Statement.

CERTAIN LITIGATION

        On February 27, 2013, Corvex/Related filed a complaint in the Circuit Court for Baltimore City, State of Maryland, titled Corvex Management LP, et al., v. CommonWealth REIT, et al., Case No. 24-C-13-001111, for injunctive and declaratory relief, rescission and damages, against the Company, your Board of Trustees and RMR (the "Corvex/Related Maryland Action"). The complaint generally alleges breaches of fiduciary duty, conflicts of interest, aiding and abetting breaches of fiduciary duty, corporate waste and breach of contract. Plaintiffs Corvex/Related seek declaratory and injunctive relief, rescission and damages, including counsel fees and expenses, in the Corvex/Related Maryland Action. The Company believes that the Corvex/Related Maryland Action is without merit, and intends to defend against all claims asserted. On February 27, 2013, the Company filed a Demand for Arbitration under the American Arbitration Association ("AAA") on behalf of the Company and the individual defendants, with the exception of RMR, pursuant to the Company's position that the claims in the Corvex/Related Maryland Action are subject to arbitration. On March 5, 2013, the Company amended its Demand for Arbitration to add Related Management as a respondent. On March 12, 2013, RMR filed a Demand for Arbitration under the AAA, pursuant to RMR's position that the claims in the Corvex/Related Maryland Action are subject to arbitration. On March 13, 2013, Corvex/Related filed a Petition to Stay Arbitration and an Emergency Motion for Temporary Stay of Arbitration Proceedings and Request for Emergency Hearing in the Corvex/Related Maryland Action. A court hearing has been set for the Corvex/Related Emergency Motion for Temporary Stay of Arbitration for March 18, 2013. On March 15, 2013, Corvex/Related filed an amended complaint and a partial motion for summary judgment asking the court to invalidate certain provisions of the Bylaws regarding nomination and removal of Trustees as inconsistent with the Company's Declaration of Trust.

        On February 28, 2013, Del-Co, a purported shareholder of the Company, filed a complaint in the Massachusetts District Court titled Delaware County Employees Retirement Fund v. Portnoy, et al., Case No. 1:13-cv-10405-DJC (the "Del-Co Massachusetts Action"). The Del-Co Massachusetts Action purports to bring claims individually and derivatively on behalf of the nominal defendant, the Company, against RMR and certain current and former officers and/or members of your Board of Trustees. The complaint in the Del-Co Massachusetts Action asserts claims against the defendants for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, breach of contract, gross mismanagement, waste of corporate assets and abuse of control. Plaintiff Del-Co seeks declaratory and injunctive relief, as well as compensatory and rescissory damages, including counsel fees and expenses. The Company believes that the Del-Co Massachusetts Action is without merit, and intends to defend against all claims asserted. On March 1, 2013, Del-Co filed a motion requesting that the court, among other things, issue a temporary restraining order ("TRO") enjoining the Company and your Board of Trustees from consummating the Equity Offering and Tender Offer.

        On March 1, 2013, Corvex/Related filed a complaint (the "Corvex/Related Massachusetts Action") for injunctive and declaratory relief in the Massachusetts District Court, titled Corvex Management LP, et al., v. CommonWealth REIT, et al., Case No. 1:13-cv-10475-DJC, against the Company and your Board of Trustees. Also on March 1, 2013, in connection with the Corvex/Related Massachusetts Action, Corvex/Related filed a motion requesting that the court, among other things, issue a TRO enjoining the Company and your Board of Trustees from consummating the Equity Offering.

        On March 4, 2013, the Company filed an opposition to the motion for a TRO in the Del-Co Massachusetts Action and a hearing was held before the court on the TRO motions in both the Del-Co Massachusetts Action and the Corvex/Related Massachusetts Action. Late in the afternoon on March 4, 2013, the Massachusetts District Court issued an order denying both motions for a TRO. Among other reasons for denying both motions, the Massachusetts District Court found that Del-Co and Corvex/Related failed to meet their burden of showing there was a likelihood that the claims asserted by them regarding the Equity Offering and, with respect to the Del-Co Massachusetts Action, the Tender Offer, would succeed on the merits.

        That same day on March 4, 2013, the Company filed a Demand for Arbitration under the AAA for the Del-Co Massachusetts Action on behalf of the Company and the individual defendants, with the exception of RMR, and also filed a Demand for Arbitration in the Corvex/Related Massachusetts Action on behalf of the Company and the individual defendants, pursuant to the Company's position that the claims in these actions are subject to arbitration. On March 14, 2013, Corvex/Related filed an Application for Limited Temporary Restraining Order and Plaintiffs' Motion for Stay of Arbitration in the Corvex/Related Massachusetts Action. On March 15, 2013, the parties to the Del-Co Massachusetts Action filed a Joint Motion In Support of Proposed Stipulated Order Governing Stay of Arbitration Proceedings and Setting a Briefing Schedule to Address Arbitration, which provides for the stay of any arbitration proceedings arising from the filing of the Del-Co Massachusetts Action and the prompt resolution of issues relating to the validity and enforceability of any arbitration clause.

        On February 4, 2013, William Gore, a purported shareholder, filed a complaint in the Circuit Court for Montgomery County, State of Maryland, titled William Gore v. Adam D. Portnoy, et al., Civil No. 373086-V (the "Gore Maryland Action"). The Company was served in the Gore Maryland Action on March 1, 2013. The Gore Maryland Action purported to bring claims individually and derivatively on behalf of the nominal defendant, the Company, against current and former trustees of the Company, certain officers of the Company and the Company, as nominal defendant. The complaint alleges claims of breach of fiduciary duty, waste of corporate assets and unjust enrichment. On March 7, 2013, the Company filed a Demand for Arbitration under the AAA for the Gore Maryland Action, pursuant to the Company's position that the claims in this action are subject to arbitration.

CERTAIN AGREEMENTS

  Debt Agreements

        The removal of a majority of the current Trustees of your Board will constitute a "change of control" and "event of default" under the Company's revolving credit facility agreement and term loan agreement and under certain mortgage loan agreements with respect to our properties. The termination of our business and property management agreements with RMR would also constitute a default under our revolving credit facility and our term loan agreements unless approved by a majority of our lenders. If we default under our revolving credit facility or term loan agreements, the lenders may demand immediate payment and lenders under a revolving credit facility may elect not to make further borrowings available. The lenders under these agreements may not be willing to waive any event of default if the Company has no Trustees or officers. Additionally, during the continuance of any event of default under our revolving credit facility or term loan agreements, we will be limited or in some cases prohibited from making distributions on our shares. As of March 15, 2013, we had $900.0 million outstanding under our revolving credit facility and term loan agreements and approximately $600.0 million in secured mortgage debt that would potentially be effected by a "change of control". Any default under our revolving credit facility or term loan agreements would likely have serious and adverse consequences to us, including triggering cross-default provisions in terms of our approximately $1.5 billion of senior notes outstanding.

  RMR Management Agreements

        The removal of a majority of the current Trustees of your existing Board will also constitute a "change of control" under our property management agreement with RMR, triggering a termination right. In addition, either we or RMR may terminate our business management agreement with RMR upon 60 days' prior written notice for any reason. You should expect that the removal action proposed by the Corvex/Related Group, if successful, will result in a termination of our business and property management agreements with RMR.

  Series D Preferred Shares

        The removal of a majority of the Trustees of your existing Board will constitute a "fundamental change" under the terms of our 6 1/2% Series D Preferred Shares, giving the holders of Series D Preferred Shares a special right to convert their Series D Preferred Shares into a number of our Common Shares per a $25 liquidation preference, plus accrued and unpaid distributions, divided by 98% of the market price, as defined in the terms thereof, of our Common Shares, unless we exercise our right to repurchase the Series D Preferred Shares for cash, at a purchase price equal to 100% of their liquidation preference, plus accrued and unpaid distributions. As of March 15, 2013, we had 15,180,000 Series D Preferred Shares issued and outstanding, with a total redemption cost of approximately $379.5 million (based on a liquidation preference of $25 per share and assuming no accrued and unpaid distributions).

  AIC Shareholders Agreement

        The removal of a majority of the Trustees of your existing Board as a result of the Corvex/Related Consent Solicitation or the termination of our management agreements with RMR may each constitute a "change of control" under our shareholders agreement with Affiliates Insurance Company, an Indiana insurance company ("AIC"). We have invested approximately $5.2 million in AIC and have purchased substantially all our property insurance in a program designed and reinsured in part by AIC. Upon a change of control, AIC has a right to repurchase our interest in AIC. In addition, a loss of our relationship with AIC would require the Company to obtain replacement insurance for our properties at costs that may not be as favorable as those we obtain because of our investment in AIC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of March 15, 2013. The following table sets forth information regarding the beneficial ownership of our Common Shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding Common Shares; (2) each of our Trustees and the persons listed in the Compensation Tables in Annex III to this Consent Revocation Statement; and (3) our Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our Common Shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of Our Common Shares
Corvex Management LP and Related Fund Management, LLC(3)	10,165,500	8.59%
The Vanguard Group, Inc.(4)	8,063,874	6.82%
BlackRock Inc.(5)	6,771,331	5.72%
Luxor Capital Group, LP(6)	6,726,989	5.69%
Perry Corp.(7)	6,500,000	5.49%
Trustees and Executive Officers
Barry M. Portnoy(8)	236,406	*
Adam D. Portnoy(8)	38,599	*
John C. Popeo	33,500	*
David M. Lepore	29,250	*
Frederick N. Zeytoonjian(8)(9)	10,967	*
William A. Lamkin	8,812	*
Joseph L. Morea	2,000	*
All Trustees and executive officers as a group (seven persons)(8)(9)	359,534	*

*
Less than 1% of our Common Shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
The Declaration of Trust and Bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the 118,304,068 of our Common Shares outstanding as of March 15, 2013.

(3)
This information is as of March 13, 2013, and is based solely on a Schedule 13D filed with the SEC on February 26, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on February 27, 2013, by Amendment No. 2 thereto, filed with the SEC on March 4, 2013, by Amendment No. 3 thereto, filed with the SEC on March 5, 2013, by Amendment No. 4 thereto, filed with the SEC on March 11, 2013, by Amendment No. 5 thereto, filed with the SEC on March 13, 2013, and by Amendment No. 6 thereto, filed with the SEC on March 15, 2013, by the Corvex/Related Group. Based on the information provided in the Schedule 13D, as amended, the managing member of Related Management is The Related Companies, L.P. ("Related Companies"); the general partner of Related Companies is The Related Realty Group, Inc. ("Realty Group"); the owner of Realty Group is Stephen M. Ross ("Mr. Ross"). According to the

  Schedule 13D as amended, the address of each of Corvex and Mr. Meister is 712 Fifth Avenue, 23rd Floor, New York, New York 10019, and the address of each of Related Management, Related Real Estate Recovery Fund GP-A, LLC ("Related Recovery GP-A"), Related Real Estate Recovery Fund GP, L.P. ("Related Recovery GP"), Related Real Estate Recovery Fund, L.P. (together with Related Management, Related Recovery GP-A and Related Recovery GP, the "Related Persons"), Related Companies, Realty Group and Mr. Ross is 60 Columbus Circle, New York, NY 10023. The Schedule 13D, as amended, filed by the Corvex/Related Group reports that Corvex may be deemed to beneficially own 10,165,500 Common Shares, including, as investment manager of certain funds ("Corvex Funds"), 5,082,750 Common Shares held on behalf of the Corvex Funds, and by virtue of an agreement with the Related Persons, 5,082,750 Common Shares held on behalf of RRERF Acquisition, LLC ("RRERF"). Additionally, the Schedule 13D, as amended, filed by the Corvex/Related Group reports that Mr. Meister may be deemed to beneficially own 10,165,500 Common Shares, including, as general partner of Corvex, 5,082,750 Common Shares held on behalf of the Corvex Funds, and by virtue of an agreement with the Related Persons, 5,082,750 Common Shares held on behalf of RRERF. In addition, according to the Schedule 13D, as amended, filed by the Corvex/Related Group, each of the Related Persons may be deemed to beneficially own 10,165,500 Common Shares, including 5,082,750 Common Shares held on behalf of RRERF, and, by virtue of an agreement with the Corvex Persons, 5,082,750 Common Shares held on behalf of the Corvex Funds.

(4)
This information is as of December 31, 2012, and is based on a Schedule 13G/A filed with the SEC on February 11, 2013, by The Vanguard Group, Inc. ("Vanguard"). According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports beneficial ownership of 8,063,874 Common Shares and reports having sole voting power over 194,188 Common Shares, shared voting power over 63,550 Common Shares, sole dispositive power over 7,921,108 Common Shares and shared dispositive power over 142,766 Common Shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 58,166 Common Shares as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 220,622 Common Shares as a result of its serving as investment manager of Australian investment offerings.

(5)
This information is as of December 31, 2012, and is based solely on a Schedule 13G/A filed with the SEC on February 1, 2013, by BlackRock, Inc. ("BlackRock"). Based on the information provided in that Schedule 13G/A, the address of BlackRock is 40 East 52nd Street, New York, New York 10022, and BlackRock, which reports beneficial ownership of and sole power to vote and dispose of 6,771,331 Common Shares, is the parent holding company for certain subsidiaries that have acquired our Common Shares and that are listed in that Schedule 13G/A.

(6)
This information is as of February 28, 2013, and is based solely on a Schedule 13D filed with the SEC on March 1, 2013, by Luxor Capital Group, LP ("Luxor Capital Group"), Luxor Management, LLC ("Luxor Management"), LCG Holdings, LLC ("LCG Holdings"), Luxor Capital Partners, LP ("Onshore Fund"), Luxor Wavefront, LP ("Wavefront Fund"), Luxor Capital Partners Offshore Master Fund, LP ("Offshore Master Fund"), Luxor Capital Partners Offshore, Ltd. ("Offshore Feeder Fund"), Luxor Spectrum Offshore Master Fund, LP ("Spectrum Offshore Master Fund"), Luxor Spectrum Offshore, Ltd. ("Spectrum Offshore Feeder Fund", and Christian Leone ("Mr. Leone"). Based on the information provided in that Schedule 13D, the address of Luxor Capital Group, Luxor Management, LCG Holdings, the Onshore Fund, the Wavefront Fund and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036, and the address of the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum

  Offshore Master Fund and the Spectrum Offshore Feeder Fund is c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. In the Schedule 13D filed by Luxor Capital Group, the Onshore Fund reports beneficial ownership of and shared voting and dispositive power over 2,191,055 Common Shares; the Wavefront Fund reports beneficial ownership of and shared voting and dispositive power over 705,608 Common Shares; the Offshore Master Fund reports beneficial ownership of and shared voting and dispositive power over 3,391,918 Common Shares; and the Spectrum Offshore Master Fund reports beneficial ownership of and shared voting and dispositive power over 256,336 Common Shares. Additionally, the Schedule 13D filed by Luxor Capital Group reports that as investment manager of the Onshore Fund, the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund, Luxor Capital Group may be deemed to beneficially own the 6,544,917 Common Shares owned by such funds, and an additional 182,072 Common Shares held in accounts that Luxor Capital Group separately manages. In addition, according to the Schedule 13D filed by Luxor Capital Group, Luxor Management, as the general partner of Luxor Capital Group, and Mr. Leone, as the managing member of Luxor Management, may each be deemed to be the beneficial owners of the 6,726,989 Common Shares beneficially owned by Luxor Capital Group. Based on that same Schedule 13D, LCG Holdings, as the general partner of the Onshore Fund, the Wavefront Fund, the Offshore Master Fund and the Spectrum Offshore Master Fund, may be deemed to be the beneficial owner of the 6,544,917 Common Shares owned by such Common Shares. Also, according to the Schedule 13D filed by Luxor Capital Group, Mr. Leone, as the managing member of LCG Holdings, may be deemed to be the beneficial owner of the 6,726,989 Common Shares beneficially owned by LCG Holdings.

(7)
This information is as of March 13, 2013, and is based solely on a Schedule 13D filed with the SEC on March 13, 2013, by Perry Corp. and Richard C. Perry ("Mr. Perry"). Based on the information provided in that Schedule 13D, the address of Perry Corp. and Mr. Perry is 767 Fifth Avenue, 19th Floor, New York, NY 10153. The Schedule 13D filed by Perry Corp. reports that Perry Corp. may be deemed to be the indirect beneficial owner of 6,500,000 Common Shares. Additionally, Mr. Perry, as President, sole director and sole shareholder of Perry Corp., may be considered to indirectly beneficially own 6,500,000 Common Shares.

(8)
Senior Housing Properties Trust ("SNH") beneficially owns 250,000 of our Common Shares. RMR is the manager of SNH, and Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust ("RMR Trust"), the sole member of RMR. RMR and Messrs. Barry Portnoy and Adam Portnoy, in their respective positions as the Chairman and a director of RMR and the Chairman, majority beneficial owner and a trustee of RMR Trust and as the President and Chief Executive Officer and a director of RMR, and the President and Chief Executive Officer, a beneficial owner and a trustee of RMR Trust, may be deemed to have beneficial ownership of the Common Shares owned by SNH; however, each disclaims beneficial ownership of these Common Shares. Under applicable regulatory definitions, Mr. Zeytoonjian, who is an Independent Trustee of SNH, may also be deemed to have beneficial ownership of the Common Shares owned by SNH; however, Mr. Zeytoonjian disclaims beneficial ownership of such Common Shares. None of the 250,000 Common Shares beneficially owned by SNH are included in the Common Shares listed as beneficially owned by Messrs. Barry Portnoy, Adam Portnoy or Zeytoonjian in the above table.

(9)
Includes 3,324 Common Shares owned by Mr. Zeytoonjian's wife. Mr. Zeytoonjian disclaims beneficial ownership of these Common Shares, except to the extent of his pecuniary interest in the Common Shares.

 ADDITIONAL INFORMATION CONTAINED IN THE
COMPANY'S 2013 ANNUAL MEETING PROXY STATEMENT

        The Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on February 25, 2013, in connection with the Company's 2013 Annual Meeting of Shareholders (the "2013 Annual Meeting Proxy Statement") is attached to this Consent Revocation Statement as Annex III hereto. Except as set forth or updated in the main body of this Consent Revocation Statement, the information set forth in the 2013 Annual Meeting Proxy Statement with respect to the Trustees and the Company's executive officers, including executive compensation, corporate governance, Board of Trustee composition and Trustee independence, shareholder recommendations, nominations and proposals, related person transactions and the Company's review of such transactions, principal accountant fees and services and audit committee pre-approval of such services is incorporated herein by reference.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        The following updates the corresponding information set forth in the section entitled "Related Party Transactions and Company Review of Such Transactions" in the 2013 Annual Meeting Proxy Statement attached to this Consent Revocation Statement as Annex III:

        Until March 15, 2013, we were GOV's largest shareholder. On March 15, 2013 we sold all 9,950,000 of our GOV common shares in a public offering for net proceeds of $240.1 million. In connection with this public offering, on March 11, 2013, the Company entered into a registration agreement with GOV under which GOV agreed to indemnify the Company, our officers, Trustees and controlling persons, and the Company agreed to indemnify GOV and GOV's officers, trustees and controlling persons, against certain liabilities related to the public offering, including liabilities under the Securities Act of 1933, as amended. Alternatively, GOV and the Company agreed to contribute to payments that the other may be required to make in respect of those liabilities.

OTHER MATTERS

        The only matters for which the participants intend to solicit revocations of consents are those relating to the removal action proposed by the Corvex/Related Group. However, if consents are solicited by the Corvex/Related Group or any other person on any other matter, the participants may determine that it is in the best interests of the Company to solicit revocations of consents with respect to such additional matters.

IMPORTANT INFORMATION REGARDING CONSENT REVOCATION

        Your Board of Trustees urges you NOT to return any white consent card solicited from you by the Corvex/Related Group. If you have previously returned any such consent card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the white consent card.

        For additional information or assistance, please call our soliciting agent, Innisfree toll-free at (877) 750-5836 (banks and brokers call collect at (212) 750-5833). The address of Innisfree, is Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022

        Shareholders may also obtain, free of charge, copies of the Consent Revocation Statement, and any other documents filed by the Company with the SEC in connection with the consent revocation solicitation at the SEC's website at http://www.sec.gov and at the Company's website at http://www.cwhreit.com.

        We appreciate your support and encouragement.

WE URGE SHAREHOLDERS TO REJECT THE CORVEX/RELATED CONSENT SOLICITATION
AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD MAY CONTINUE
TO ACT IN THE COMPANY'S BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE
ENCLOSED BLUE CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

ANNEX I

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS
CONSENT REVOCATION SOLICITATION

        Under applicable SEC regulations, the Trustees and the Company's executive officers and RMR and its directors, officers and employees may be deemed "participants" in the solicitation of revocations of consents in connection with the Corvex/Related Consent Solicitation. The following sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the Trustees and each other participant who may solicit revocations of consents from shareholders of the Company.

  Trustees

        The principal occupations of the Trustees who are deemed participants in the solicitation are set forth under "Trustees and Executive Officers" in Annex III to this Consent Revocation Statement. The principal business addresses of the Trustee-participants are as follows and the address of the organization in which each Trustee-participant carries on his employment is the same as the Trustee-participant's principal business address.

Participant	Principal Business Address
William A. Lamkin	c/o CommonWealth REIT Two Newton Place 255 Washington Street Suite 300 Newton, Massachusetts 02458
Joseph L. Morea	c/o CommonWealth REIT Two Newton Place 255 Washington Street Suite 300 Newton, Massachusetts 02458
Adam D. Portnoy	c/o CommonWealth REIT Two Newton Place 255 Washington Street Suite 300 Newton, Massachusetts 02458
Barry M. Portnoy	c/o CommonWealth REIT Two Newton Place 255 Washington Street Suite 300 Newton, Massachusetts 02458
Frederick N. Zeytoonjian	c/o CommonWealth REIT Two Newton Place 255 Washington Street Suite 300 Newton, Massachusetts 02458

Annex I-1

  Other Participants

        The principal occupations of each of the Company's executive officers and each of the executive officers and employees of RMR who may be deemed participants in this solicitation are set forth below, and the principal business address of each such person is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Participant	Principal Occupation
Adam D. Portnoy	President and Managing Trustee
John C. Popeo	Chief Financial Officer and Treasurer
David M. Lepore	Chief Operating Officer and Senior Vice President
Timothy A. Bonang	Vice President of RMR, Investor Relations
Carlynn Finn	Senior Manager of RMR, Investor Relations

  Information Regarding Ownership of the Company's Securities by Participants

        The number of Common Shares held by the Trustees and the Company's executive officers who may be participants is set forth under "Security Ownership of Certain Beneficial Owners and Management" in this Consent Revocation Statement. The following table sets forth the beneficial ownership of our Common Shares as of March 15, 2013 of the other participants in this solicitation:

Participant	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Timothy A. Bonang	3,375	*
Carlynn Finn	200	*

*
Less than 1%

  Information Regarding Ownership of Securities of the Company's Subsidiaries by Participants

        The following table sets forth information regarding the beneficial ownership of the common shares of Select Income REIT ("SIR"), one of our consolidated subsidiaries, (excluding any fractional shares that may be beneficially owned by such persons) by each of our Trustees and executive officers and other participants in the solicitation. Unless otherwise indicated, the information set forth below is as of March 15, 2013.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
William A. Lamkin	2,000	*
Adam D. Portnoy	2,000	*
Barry M. Portnoy	2,000	*
John C. Popeo	3,000	*
David M. Lepore	450	*
Timothy A. Bonang	250	*
Carlynn Finn	65	*

*
Less than 1% of SIR's common shares.

(1)
The address of each identified person or entity is: c/o CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Annex I-2

  Other Information Regarding Participants

        Except as described in this Consent Revocation Statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries; (ii) owns any securities of the Company of record but not beneficially; (iii) has purchased or sold any of such securities within the past two years; or (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Consent Revocation Statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, none of the participants' associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Consent Revocation Statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this Consent Revocation Statement or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Consent Revocation Statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, none of the Company, the participants or any of their affiliates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

        Other than as set forth in this Consent Revocation Statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, none of the Company, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

        Other than as set forth in this Consent Revocation Statement (including Annexes I, II and III hereto), there are no material legal proceedings in which any of the Trustees or executive officers of the Company is a party adverse to the Company or any of its subsidiaries, or proceedings in which such Trustees or executive officers have a material interest adverse to the Company or any of its subsidiaries. None of the Company or any of the other participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Subject to certain limitations, the Company's Declaration of Trust and separate indemnification agreements that we have entered into require that we indemnify our Trustees and officers, in each case, which may be applicable to the ongoing litigation described in the Consent Revocation Statement.

        WE URGE SHAREHOLDERS TO REJECT THE CORVEX/RELATED CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

        DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD MAY CONTINUE TO ACT IN THE COMPANY'S BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

Annex I-3

ANNEX II

RECENT TRANSACTION HISTORY OF PARTICIPANTS IN THIS
CONSENT REVOCATION SOLICITATION

        This Annex II sets forth a list of all purchases and sales of our securities made during the last two years by the Company or other persons who may be deemed participants in our solicitation of revocations of consent. These transactions do not include the surrender of Common Shares for the payment of taxes, gifts or transfers to related entities that do not constitute a disposition of beneficial ownership.

        In June 2011, the Company issued 11,000,000 shares of 7 1/4% Series E Cumulative Redeemable Preferred Shares in an underwritten public offering, raising net proceeds of $265.4 million. Net proceeds from this offering were used to reduce amounts outstanding under the Company's revolving credit facility.

        In July 2011, the Company issued 11,500,000 Common Shares in an underwritten public offering, raising net proceeds of $264.1 million. Net proceeds from this offering were used to repay amounts outstanding under the Company's revolving credit facility and for general business purposes, including funding acquisitions.

        In July 2012, the Company issued $175.0 million of 5.75% unsecured Senior Notes due 2042 in a public offering, raising net proceeds of approximately $169.0 million after expenses. The Company used the net proceeds from these notes to redeem in August 2012 all 6,000,000 shares of our 7 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest at par plus accrued and unpaid distributions (approximately $150.0 million), and used the excess proceeds to partially fund certain acquisitions.

        On March 5, 2013, the Company completed an underwritten public offering of 34,500,000 Common Shares. This offering raised net proceeds of approximately $627.6 million.

        On March 11, 2013, the Company announced that, pursuant to its previously announced tender offer to purchase for cash up to $650.0 million aggregate principal amount of its outstanding 5.75% Senior Notes due February 15, 2014, 6.40% Senior Notes due February 15, 2015, 5.75% Senior Notes due November 1, 2015 and 6.25% Senior Notes due August 15, 2016, a total of approximately $663.1 million principal amount of such senior notes were validly tendered prior to the early tender date of March 8, 2013. The Company also announced that it had amended its offer to increase the maximum tender amount to $665.0 million aggregate principal amount. Unless it is extended or earlier terminated by the Company, this offer expires on March 22, 2013, and has an expected settlement date of March 25, 2013. The Company made payment for the senior notes tendered at or prior to the early tender date on March 12, 2013.

Annex II-1

Acquisitions and Dispositions of Company's Common Shares

Participant	Purchase	Date
Adam D. Portnoy	2,000	May 10, 2011
	7,500	September 16, 2011
	2,000	May 8, 2012
	7,500	September 14, 2012
Barry M. Portnoy	3,328	February 25, 2011
	2,000	May 10, 2011
	3,761	May 27, 2011
	5,056	August 30, 2011
	6,313	November 28, 2011
	5,027	February 24, 2012
	2,000	May 8, 2012
	5,946	May 30, 2012
	7,347	August 29, 2012
	3,977	November 27, 2012
	3,320	February 26, 2013
William A. Lamkin	2,000	May 10, 2011
	2,000	May 8, 2012
Joseph L. Morea	2,000	July 18, 2012
Frederick N. Zeytoonjian	2,000	May 10, 2011
	2,000	May 8, 2012
John C. Popeo	7,500	September 16, 2011
	7,500	September 14, 2012
David M. Lepore	7,500	September 16, 2011
	3,750	September 14, 2012
Timothy A. Bonang	700	September 16, 2011
	700	September 14, 2012
Carlynn Finn	200	September 14, 2012

        WE URGE SHAREHOLDERS TO REJECT THE CORVEX/RELATED CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

        DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD MAY CONTINUE TO ACT IN THE COMPANY'S BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

Annex II-2

 ANNEX III

DEFINITIVE PROXY STATEMENT FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

Annex III-1

COMMONWEALTH REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To be held at 9:30 a.m. on Tuesday, May 14, 2013
at
Two Newton Place
255 Washington Street, Suite 100
Newton, Massachusetts 02458

INTRODUCTION

        A notice of the annual meeting of shareholders of CommonWealth REIT, a Maryland real estate investment trust, or the Company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2012, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about February 25, 2013.

        The annual meeting record date is February 19, 2013. Only shareholders of record at the close of business on February 19, 2013, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 83,804,068 common shares of beneficial interest, $0.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the New York Stock Exchange, or NYSE. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting, except that the shareholders entitled to vote at the meeting may adjourn the meeting if less than a quorum is present at the meeting. The presence, in person or by proxy, of holders of common shares entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our bylaws, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The affirmative vote of a majority of the votes cast will be necessary to elect the nominee for Trustee described in proposal 1, to approve the resolution regarding named executive officer compensation described in proposal 2 and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm in proposal 3. Proposals 2 and 3 are nonbinding shareholder advisory votes and, if approved, would serve only as recommendations to our Board.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominee for Trustee in proposal 1 and "FOR" proposals 2 and 3.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability mailed to them, or,

Annex III-2

if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. Eastern Time on Monday, May 13, 2013.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Broker non-votes and abstentions will have no effect on the outcome of any of the proposals. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies that have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll-Free at (877) 717-3922

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, a written revocation, by delivering a duly executed proxy bearing a later date, by authorizing at a later date a proxy to vote his or her common shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one from our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. Eastern Time on May 13, 2013. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Annex III-3

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSAL 1
ELECTION OF TRUSTEE

        The number of our Trustees is fixed at five, and our Board is divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are Joseph L. Morea in Group III with a term of office expiring at the meeting to which this proxy statement relates, Barry M. Portnoy and Frederick N. Zeytoonjian in Group I with a term of office expiring at our 2014 annual meeting of shareholders and William A. Lamkin and Adam D. Portnoy in Group II with a term of office expiring at our 2015 annual meeting of shareholders. The term of the Group III Trustee elected at the meeting to which this proxy statement relates will expire at our 2016 annual meeting of shareholders.

        Our Trustees are also categorized as Independent Trustees or Managing Trustees. Our Board is composed of three Independent Trustees and two Managing Trustees. Our Independent Trustees are not employees or affiliates, as such term is defined in our declaration of trust and our bylaws, of Reit Management & Research LLC, or RMR, our manager, do not have a material business or professional relationship with RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding shares of beneficial interest, are not involved in our day to day activities, do not perform services for us except in their capacity as Trustee and are persons who qualify as independent under our declaration of trust, our bylaws and the applicable rules of the NYSE and the Securities and Exchange Commission, or SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Messrs. Lamkin, Morea and Zeytoonjian are our Independent Trustees, and Messrs. Adam Portnoy and Barry Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears elsewhere in this proxy statement.

        Our Board has nominated Mr. Joseph L. Morea for election as the Independent Trustee in Group III, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Trustee in Group III elected at the meeting will expire at our 2016 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Morea, except to the extent that properly completed proxies indicate that the votes should not be so cast.

        Mr. Morea has agreed to serve as the Independent Trustee in Group III if elected. If, however, Mr. Morea becomes unable or unwilling to accept election to our Board, the proxies will be voted for the election of a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Morea will be unable or unwilling to serve.

Annex III-4

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Morea as the Independent Trustee in Group III.

        Our Board recommends you vote "FOR" the election of Mr. Morea as the Independent Trustee in Group III.

 PROPOSAL 2
ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table for 2012, 2011 and 2010 in this proxy statement, or our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement.

        We do not have any employees. Our manager, RMR, conducts our day to day operations on our behalf and provides services to us that otherwise would be provided by employees. Each of our named executive officers is an employee of RMR and the officers' services are provided to us by RMR. RMR compensates our named executive officers directly and in its sole discretion in connection with the officers' services rendered to RMR and to us. None of our named executive officers has an employment agreement with us and we do not pay them salaries or bonuses, or provide them other compensation or benefits, except for the grants of shares under our share award plan described in the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        We make grants of shares under our share award plan to reward our named executive officers and to foster a continuing identity of interest between them and our shareholders. We award shares under our share award plan to recognize our named executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate our executives to remain employees of our manager and to continue to provide services to us through the term of the awards. Our award of shares under our share award plan is designed to reward executive performance that contributes to our success and increases shareholder value. For additional information on our share award plan, see the section captioned "Analysis of Grants under Our Share Award Plan" in this proxy statement.

        We urge you to read the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement for information about our compensation program, including the 2012 compensation of our named executive officers.

        We are asking you to vote to approve the adoption of the following resolution:

    RESOLVED:    That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        Our current policy is to provide shareholders with an opportunity to approve the compensation of our named executive officers each year at our annual meeting of shareholders. It is currently expected that the next such vote will occur at our 2014 annual meeting of shareholders.

        The affirmative vote of a majority of the votes cast will be necessary to approve proposal 2. The shareholder vote on proposal 2 is advisory and nonbinding, and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" proposal 2.

Annex III-5

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On February 23, 2013, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2012 and 2011. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 3 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees and expenses for services provided by Ernst & Young LLP to us for the last two fiscal years are listed in the table below and include fees for services provided to our consolidated public company subsidiary, Select Income REIT, or SIR, which completed its initial public offering, or IPO, in March 2012:

	2012	2011
Audit fees	$2,471,481	$1,098,160
Audit related fees	68,267	567,000
Tax fees	42,123	21,150

Subtotal	2,581,871	1,686,310
All other fees	—	—

Total fees	$2,581,871	$1,686,310

        Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and the Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2012 and 2011 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2012 and 2011 are set forth above. The amount of audit fees for 2012 is based on the fees estimate previously provided by Ernst & Young LLP to and accepted by us for audit

Annex III-6

services provided to us by Ernst & Young LLP in connection with the audit of our 2012 financial statements. The final audit fees amount for the rendering of those services by Ernst & Young LLP may be more than the amount reflected in the table. The increase in audit fees from 2011 to 2012 reflect fees associated with SIR. The audit related fees for 2011 included fees associated with SIR's IPO. The tax fees charged by Ernst & Young LLP during 2012 and 2011 were for services involved in reviewing our tax reporting and tax compliance procedures related to our income tax returns for the fiscal years ended December 31, 2011 and 2010, respectively. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The shareholder vote on proposal 3 is advisory and nonbinding and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Trustees and officers, and by RMR and its directors, officers and employees, by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 24, 2013, of our nominees, Trustees and executive officers. Unless otherwise specified, the business address of our nominees, Trustees and executive officers is c/o CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Independent Trustee Nominee for a Term Expiring in 2016

JOSEPH L. MOREA, Age: 57

        Mr. Morea has been one of our Independent Trustees since July 2012. Mr. Morea was a Vice Chairman and Managing Director, serving as head of U.S. Equity Markets, at RBC Capital Markets, an international investment bank, from 2003 until 2012. From 2008 to 2009, Mr. Morea also served as the head of U.S. Investment Banking for RBC Capital Markets. Previously, Mr. Morea was employed as an investment banker, including as a Managing Director and the co-head of U.S. Equity Capital Markets at UBS, Inc., the Chief Operating Officer and head of U.S. Equity Capital Markets at PaineWebber, Inc. and a Managing Director of Equity Capital Markets at Smith Barney, Inc. Prior to working as an investment banker, Mr. Morea was employed as a certified public accountant.

Annex III-7

        Our Board concluded that Mr. Morea is qualified to serve as one of our Independent Trustees based upon, among other things, his experience in and knowledge of the investment banking industry, his demonstrated leadership and management abilities, his experience in capital raising and strategic business transactions, his professional training, skills and expertise in, among other things, finance matters and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Morea is an Independent Trustee in Group III and, if elected at the meeting, his term will expire at our 2016 annual meeting of shareholders.

Independent Trustees Continuing in Office

FREDERICK N. ZEYTOONJIAN, Age: 77

        Mr. Zeytoonjian has been one of our Independent Trustees since 1999. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products, LLC, one of the largest distributors of lawn care equipment in the United States, for over 40 years. Mr. Zeytoonjian also has been an Independent Trustee of Senior Housing Properties Trust, or SNH, since 2003.

        Our Board concluded that Mr. Zeytoonjian is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated business leadership as a successful entrepreneur for decades, his work on public company boards and board committees, his experience in and knowledge of commercial real estate, his financial background and his institutional knowledge earned through service on our Board for 14 years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Zeytoonjian is an Independent Trustee in Group I, and his term expires at our 2014 annual meeting of shareholders.

WILLIAM A. LAMKIN, Age: 53

        Mr. Lamkin has been one of our Independent Trustees since 2006. Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since 2003. Previously, he was employed as a financial consultant and as an investment banker, including as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney. Mr. Lamkin has served as an Independent Trustee of Hospitality Properties Trust, or HPT, and SIR, since 2007 and 2012, respectively.

        Our Board concluded that Mr. Lamkin is qualified to serve as one of our Independent Trustees based upon, among other things, his experience in and knowledge of the commercial real estate and investment banking industries, his work on and with public company boards and board committees, his demonstrated management ability, his experience in capital raising and strategic business transactions, his professional training, skills and expertise in, among other things, legal and finance matters, his institutional knowledge earned through service on our Board for seven years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Lamkin is an Independent Trustee in Group II, and his term expires at our 2015 annual meeting of shareholders.

Managing Trustees Continuing in Office

BARRY M. PORTNOY, Age: 67

        Mr. Barry M. Portnoy has been one of our Managing Trustees since 1986. Mr. Portnoy has been a Managing Trustee of HPT, SNH, Government Properties Income Trust, or GOV, and SIR since 1995, 1999, 2009 and 2011, respectively. He has been a Managing Director of Five Star Quality Care, Inc., or

Annex III-8

Five Star, and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, a full time employee of RMR since 1997, the Chairman of RMR since 1998 and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund, or RIF, and its predecessor funds since shortly after their formation (the earliest of which was in 2002) and was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009.(1) Mr. Portnoy practiced law for many years as a partner in, and chairman of, a law firm until 1997. Mr. Barry Portnoy is the father of Mr. Adam Portnoy, our other Managing Trustee and President.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate industry and real estate investment trusts, or REITs, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through prior service on our Board and in key leadership positions with our manager and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and our bylaws. Mr. Barry Portnoy is a Managing Trustee in Group I, and his term expires at our 2014 annual meeting of shareholders.

ADAM D. PORTNOY, Age: 42

        Mr. Adam D. Portnoy has been one of our Managing Trustees since 2006 and our President since 2011. He also served as our Executive Vice President from 2003 through 2006. Mr. Portnoy has been a Managing Trustee of HPT, SNH, GOV and SIR, since 2007, 2007, 2009 and 2011, respectively. Mr. Portnoy has been an Interested Trustee of RIF and its predecessor funds since 2009. He was President of GOV from 2009 until 2011. Mr. Portnoy has been an executive officer of RMR since 2003 and currently is the President, Chief Executive Officer and a Director of RMR. Additionally, Mr. Portnoy is an owner of RMR and of RMR Advisors. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President of the RMR Funds since 2007. Prior to becoming President in 2007, Mr. Portnoy served as Vice President of the RMR Funds beginning in 2004. Prior to 2004, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and ABN AMRO, working in private equity at the International Finance Corporation (a member of The World Bank Group) and DLJ Merchant Banking Partners, and serving as Chief Executive Officer of a telecommunications company. Mr. Portnoy is also currently a member of the Board of Governors of the National Association of Real Estate Trusts, a member of the Board of Trustees of Occidental College and serving as the Honorary Consul General of the Republic of Bulgaria to Massachusetts. Mr. Adam Portnoy is the son of Mr. Barry Portnoy, our other Managing Trustee.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his extensive experience in and knowledge of the commercial real estate industry and REITs, his leadership position with RMR, his public company director service, his demonstrated management ability, his experience in investment banking and private equity, his government organization service, his institutional knowledge earned through service on our Board for seven years and in key leadership positions with our manager for nine years and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and our bylaws.

(1)
RIF, its predecessor funds and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

Annex III-9

Mr. Adam Portnoy is a Managing Trustee in Group II, and his term expires at our 2015 annual meeting of shareholders.

Executive Officers

ADAM D. PORTNOY

        Mr. Portnoy has been our President since 2011, in addition to being one of our Managing Trustees and having other experience as described above.

JOHN C. POPEO, Age: 52

        Mr. Popeo has been our Treasurer and Chief Financial Officer since 1999 and Assistant Secretary since 2008, and served as Secretary from 1999 to 2008. Mr. Popeo has also been Treasurer and Chief Financial Officer of SIR since its formation in 2011. Mr. Popeo has also been an Executive Vice President of RMR since 2008, and previously served as Treasurer of RMR from 1997 to 2012, as a Vice President from 1999 to 2006 and as a Senior Vice President from 2006 to 2008. Mr. Popeo served as Vice President of RMR Advisors from 2004 to 2009 and served as Vice President of the RMR Funds from shortly after their formation (the earliest of which was in 2002) until 2009. Mr. Popeo is a certified public accountant.

DAVID M. LEPORE, Age: 52

        Mr. Lepore has been our Chief Operating Officer since 2008 and Senior Vice President since 1998 and is primarily responsible for the operations of our properties. Mr. Lepore has also been a Senior Vice President of RMR since 2006 and was a Vice President and served in other capacities prior to that time. Mr. Lepore is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Properties and is a certified real property administrator.

        Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

        RMR, RMR Advisors, GOV, HPT, SIR SNH, Five Star, TA and the RMR Funds may be considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, GOV, HPT, SIR, SNH, Five Star and TA. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. HPT is a publicly traded REIT that primarily owns hotels and travel centers. SIR is a publicly traded REIT that primarily owns single tenant, net leased properties. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. TA is a publicly traded real estate based operating company in the travel center business. The RMR Funds are or were investment companies registered under the Investment Company Act of 1940, as amended. RMR Advisors is an SEC registered investment adviser to the RMR Funds.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on October 9, 1986.

        Three of our Trustees, William A. Lamkin, Joseph L. Morea and Frederick N. Zeytoonjian, are our Independent Trustees within the meaning of our declaration of trust and our bylaws. Two of our Trustees, Adam D. Portnoy and Barry M. Portnoy, are our Managing Trustees within the meaning of our bylaws.

Annex III-10

        Our declaration of trust and our bylaws require that a majority of our Board be Independent Trustees. In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation.

        Our Board has determined that Messrs. Lamkin, Morea and Zeytoonjian currently qualify as independent trustees under applicable NYSE rules and are Independent Trustees under our declaration of trust and our bylaws. In making these determinations, our Board considered each of these three Trustees' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these three Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2012, our Board held ten meetings, our Audit Committee held eight meetings, our Compensation Committee held five meetings and our Nominating and Governance Committee held three meetings. In addition, certain of our Trustees met four times as a special committee during 2012 to consider various matters. During 2012, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees as of the date of the 2012 annual meeting of shareholders attended that meeting.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

        We do not maintain directors' and officers' liability insurance for our Trustees and officers. Subject to certain limitations, our declaration of trust and separate indemnification agreements that we have entered into require that we indemnify our Trustees and officers.

Board Leadership Structure

        Our Board is comprised of both Independent Trustees and Managing Trustees, with a majority being Independent Trustees. Our Independent Trustees are not employees or affiliates, as such term is defined in our declaration of trust, of RMR, do not have a material business or professional relationship with RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding shares of beneficial interest, are not involved in our day to day activities, do not perform services for us except as Trustee and are persons who qualify as independent under our declaration of trust, our bylaws and the applicable rules of the NYSE and SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Our Board is composed of three Independent Trustees and two Managing Trustees. Our President is a member of our Board. Our Treasurer is not a member of our Board, but he regularly attends Board meetings, as does our Director of Internal Audit. Other officers of RMR also sometimes attend Board meetings at the invitation of our Board.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of our Independent Trustees, and an Independent Trustee serves as Chair of each such committee. These standing committees have responsibilities related to our leadership and governance, including among other things: (1) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the fees paid to our independent accountants and assists our Board with its oversight of our internal audit function, our risk

Annex III-11

management and our compliance with legal and regulatory requirements; (2) our Compensation Committee annually evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, determines any compensation that we directly pay to our President, reviews and approves any compensation that we directly pay to our Treasurer and any other senior executive of ours who is also a senior executive of RMR, reviews our business and property management agreements with RMR, evaluates RMR's performance under those agreements, approves the fees and certain other costs that we pay under those agreements, determines whether those agreements will be renewed, amended, terminated or allowed to expire and administers all of our equity compensation awards; and (3) our Nominating and Governance Committee considers nominees to serve on our Board, recommends to our Board nominees for election to our Board, assesses our Board's performance and reviews and assesses our Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate. The Chairs of our Audit, Compensation and Nominating and Governance Committees set the agenda for their respective committee meetings, but committee members, our Managing Trustees or members of our management may suggest agenda items to be considered by these committees.

        We do not have a Chairman of our Board or a lead Independent Trustee. Our President, any Managing Trustee or any two Independent Trustees may call a special meeting. Our President and Managing Trustee and our other Managing Trustee, in consultation with our Treasurer, set the agenda for our Board meetings, and any Independent Trustee may place an item on an agenda by providing notice to our President and Managing Trustee, our other Managing Trustee or our Treasurer. Discussions at Board meetings are led by the Managing Trustee or Independent Trustee who is most knowledgeable on a subject. Our Board is small, which facilitates informal discussions and communication from management to the Board and among Trustees. Our Independent Trustees meet to consider Company business without the attendance of our Managing Trustees or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of our Independent Trustees, the Chair of the Audit Committee presides unless the Independent Trustees determine otherwise.

        In light of the size of our Board and the oversight provided by and involvement of our Independent Trustees and Board committees in the leadership of our Company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Risk Oversight

        Our Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of our Company is conducted by RMR, and RMR implements risk management in its activities. In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided to them by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to our Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically

Annex III-12

evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business and property management agreements. Also, our Compensation Committee and our Board consider the fact that we have a share grant program that requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Messrs. Lamkin, Morea and Zeytoonjian, who are independent under applicable NYSE listing standards, each committee's respective charter and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of our Board necessary to carry out their responsibilities.

        Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Lamkin is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Lamkin is our Audit Committee financial expert was based upon: (i) his current position as partner of Ackrell Capital LLC, an investment banking firm and (ii) his prior experience (a) as a financial consultant; (b) as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated; and (c) in various investment banking positions with Donaldson, Lufkin & Jenrette and PaineWebber and Kidder, Peabody, where his work included real estate investment banking and project lease financing matters. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing the terms of RMR's business management and property management agreements with us, evaluating the performance of RMR under those agreements, approving the fees and certain other costs that we are required to pay under those agreements and making determinations regarding continuance of or changes to those agreements; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) evaluating the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; (4) evaluating, approving and administering all of our equity compensation plans; (5) evaluating whether our executive compensation programs encourage appropriate levels of risk taking by our executives; and (6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

Annex III-13

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the nominees for Trustee for each annual meeting of shareholders or when Board vacancies occur; (2) development and recommendation to our Board of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.cwhreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.cwhreit.com, or by writing to our Secretary, CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website, www.cwhreit.com, by calling our toll-free confidential message system at (866) 511-5038 or by writing to the party for whom the communication is intended, c/o Director of Internal Audit, CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our declaration of trust and our bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies that may occur from time to time. In both of these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities that the Committee believes will be effective in serving our long term best interests. Among the characteristics that the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on our Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. While our Board does not have a specific diversity policy in connection with the selection of nominees for Trustee, due consideration is given to our Board's desire for an overall balance of diversity of perspectives, backgrounds and experiences. Our Board does not consider gender, sexual orientation, race, religion, ethnicity, national origin or citizenship to be relevant considerations and does not discriminate on the basis of such criteria. When considering candidates, our Nominating and Governance Committee will also assist our Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen our Board in a way that best serves the long term interests of our Company and complement the experience, skills, attributes and qualifications of existing Trustees. Depending on whether the position

Annex III-14

to be filled is that of an Independent Trustee or a Managing Trustee, the qualifications of the candidate to meet the criteria for each such category of Trustee is considered. In seeking candidates for Trustee who have not previously served as one of our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm. In addition to other criteria, our bylaws require that nominees submit any additional information required in connection with our license or regulation by state insurance authorities.

        In 2012, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2013 annual meeting of shareholders, except the nomination made by our Board and recommendation by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustee who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made by such shareholder's written notice to the Chair of our Nominating and Governance Committee and our Secretary, which notice should contain or be accompanied by the information and documents with respect to the recommended nominee and recommending shareholder that the recommending shareholder believes to be relevant or helpful to our Nominating and Governance Committee's deliberations. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Any recommended nominee will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates considered by it.

        The preceding paragraph applies only to shareholder recommendations for nominees to our Nominating and Governance Committee. A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below, and applicable state and federal laws.

        2014 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2014 annual meeting of shareholders must be received at our principal executive offices on or before October 28, 2013, in order to be considered for inclusion in our proxy statement for our 2014 annual meeting of shareholders, provided that if we hold our 2014 annual meeting on a date that is more than 30 days before or after May 14, 2014, shareholders must submit proposals for inclusion in our 2014 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        2014 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals Not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for one or more shareholders properly to propose a nominee for election to our Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder(s) must comply in all respects with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, share ownership and submission of specified information. For example, our bylaws provide that to nominate a Trustee for election to our Board at our annual meeting, the shareholder(s) must, among other things: (1) at the date such shareholder gives its advance notice, hold individually or in the aggregate at least 3% of our shares entitled to vote at the meeting on such election, must have held such shares continuously for at least three years and

Annex III-15

must continuously hold such shares through and including the time of the annual meeting (including any adjournment or postponement thereof); (2) be a shareholder of record at the time of giving notice through and including the time of the annual meeting (including any adjournment or postponement thereof); (3) be entitled to make nominations and to vote at the meeting on such election; (4) hold a certificate or certificates for all shares of beneficial interest of the Company owned by such shareholder during all times described in clause (1); and (5) comply with the advance notice procedures and requirements as to such nomination. The advance notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination.

        As a further example, to propose other business to be considered by the shareholders at our annual meeting (other than the nomination of individuals for election to our Board), our bylaws provide that the shareholder must: (1) have continuously held at least $2,000 in market value, or 1% of our shares entitled to vote at the meeting on the proposal for such business for at least one year from the date the shareholder gives its advance notice and continuously hold such shares through and including the time of the annual meeting (including any adjournment or postponement thereof); (2) be a shareholder of record at the time of giving notice through and including the time of the annual meeting (including any adjournment or postponement thereof); (3) be entitled to propose such business and to vote at the meeting on the proposal for such business; (4) hold a certificate or certificates for all shares of beneficial interest of the Company owned by such shareholder during all times described in clause (1); and (5) comply with the advance notice procedures and requirements as to such business. The advance notice must set forth a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of the shareholder, a description of all agreements, arrangements and understandings involving the shareholder in connection with the proposal of such business and a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

        In addition, at the same time as the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if elected or approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, our bylaws provide that the shareholder must submit to our Secretary (i) evidence satisfactory to our Board of the lender's or contracting party's willingness to waive the breach of covenant or default, or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our Board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our Board in its discretion. Additionally, if (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if elected or approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, our bylaws provide that the proponent shareholder shall submit to our Secretary (x) evidence satisfactory to our Board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our Board may require so that any nominee may be determined to satisfy any

Annex III-16

suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our Board in its discretion.

        Our bylaws require that shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2014 annual meeting of shareholders must be submitted, in accordance with the requirements of our bylaws, not later than 5:00 p.m. Eastern Time on October 28, 2013 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than September 28, 2013; provided, that, if our 2014 annual meeting is called for a date that is more than 30 days earlier or later than May 14, 2014, then a shareholder's notice must be so delivered not later than 5:00 p.m. Eastern Time on the tenth day following the earlier of the day on which (1) notice of the date of our 2014 annual meeting is mailed or otherwise made available or (2) public announcement of the date of our 2014 annual meeting is first made by us.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our Board or other business for consideration at an annual meeting is only a summary and is not a complete listing of all requirements. Copies of our bylaws, including the provisions that concern shareholder recommendations and the requirements for shareholder nominations and other proposals, may be obtained by writing to our Secretary at CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions. Under our declaration of trust and our bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or our bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers, Messrs. Adam Portnoy, John Popeo and David Lepore, directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our share award plan discussed below. Although our Compensation Committee reviews and approves our business management and property management agreements with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in Related Person Transactions and Company Review of Such Transactions in this proxy statement.

        In September 2012, the Chair of our Compensation Committee met with our Managing Trustees and the chairs of the compensation committees of the other public REITs, RIF and the operating companies for which RMR and its affiliates provide management services. RMR provides management services to: (1) GOV, a publicly traded REIT that primarily invests in properties that are majority leased to government tenants; (2) HPT, a publicly traded REIT that primarily owns hotels and travel

Annex III-17

centers; (3) SIR, a publicly traded REIT that primarily owns single tenant, net leased properties; (4) SNH, a publicly traded REIT that primarily owns senior living properties and medical office buildings; (5) Five Star, a publicly traded real estate based operating company in the healthcare and senior living services business; and (6) TA, a publicly traded real estate based operating company in the travel center business. The purpose of this meeting was, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the compensation payable to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates, to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the companies and other REITs managed by RMR and its affiliates are considered to be appropriately comparable because of the similarities between certain services we require from our share grantees and the services provided to these other companies. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which the Chair provided a report of the information discussed with the Managing Trustees and others, and made recommendations for share grants to our executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2012 share grants: (1) the value of the proposed share grants; (2) the historical awards previously granted to each executive officer and the corresponding values at the time of the grants; (3) the recommendations by RMR as presented by our Managing Trustees; (4) the value of share grants to executive officers providing comparable services at other REITs and companies managed by RMR; (5) changes, if any, in the responsibilities assigned to, or assumed by, each executive officer during the past year and on a going forward basis; (6) the length of historical services to us by each executive officer; (7) the responsibilities of each executive officer and the Compensation Committee's perception regarding the quality of the services provided by each executive officer in carrying out those responsibilities; and (8) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee's starting premise each year is to award our named executive officers the same number of shares as they were awarded in the prior year in an effort to meet recipients' expectations. Our Compensation Committee then considered these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There was no formulaic approach to the use of these various factors in determining the number of shares to award to each executive officer. The share amounts were determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our executive officers (other than Mr. Adam Portnoy) did not participate in these meetings and were not involved in determining or recommending the amount or form of executive compensation they receive from us. Our President, Mr. Adam Portnoy, in his capacity as our Managing Trustee and as president of RMR, participated in these meetings and in share grant recommendations. Our Compensation Committee did not engage a compensation consultant to participate in the determination or recommendation of the amount or form of executive compensation.

        In evaluating our compensation process for 2012, our Compensation Committee generally considered the results of the advisory vote of our shareholders on the compensation of the executive officers named in our proxy statement for our 2012 annual meeting of shareholders. Our Compensation Committee noted that 95% of votes cast approved of the compensation of those executive officers as described in our 2012 proxy statement. Our Compensation Committee considered these voting results as supportive of the Committee's general executive compensation practices.

Annex III-18

Analysis of Grants under Our Share Award Plan

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted a share award plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our share award plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of our share award plan providing for the grants of our common shares. The Compensation Committee has historically determined to use grants of restricted common shares rather than stock options as equity compensation. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan may encourage excessive short term risk taking, we have historically granted restricted shares rather than stock options.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the data regarding the other REITs and their officers to help it gauge the reasonableness of the recommended 2012 awards together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2012, the Compensation Committee considered the foregoing factors and decided to award 7,500 shares to each of our President and Chief Financial Officer and 3,750 shares to our Chief Operating Officer, in accordance with the recommendation of our Managing Trustees.

        We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, we may cause forfeiture of, or we may repurchase for nominal consideration, the common shares that have not yet vested. As with other issued common shares, vested and unvested shares awarded under our share award plan are entitled to receive distributions that we make on our common shares.

Annex III-19

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for our Trustees), the proximity of any grants to earnings announcements or other market events, if any, is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012.

                                              COMPENSATION COMMITTEE
                                              Frederick N. Zeytoonjian, Chairman
                                              William A. Lamkin
                                              Joseph L. Morea

COMPENSATION TABLES

        The following tables provide: (1) summary 2012, 2011 and 2010 compensation information relating to our named executive officers; (2) information with respect to share awards made to, or held by, our named executive officers during the periods or at the dates specified below; and (3) compensation information relating to our Trustees for 2012. Our named executive officers consist of three individuals, our President, our Treasurer and Chief Financial Officer and our Chief Operating Officer and Senior Vice President, the compensation of whom is required to be reported in this proxy statement under the rules of the SEC. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and compensates our named executive officers directly and in RMR's sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our share award plan.

Annex III-20

 SUMMARY COMPENSATION TABLE FOR 2012, 2011 AND 2010

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Adam D. Portnoy(3)	2012	$153,880	$11,625	$165,505
President	2011	$202,840	$3,000	$205,840
John C. Popeo	2012	$116,400	$18,313	$134,713
Treasurer and Chief Financial Officer	2011	$149,700	$14,725	$164,425
	2010	$102,375	$11,182	$113,557
David M. Lepore	2012	$58,200	$17,563	$75,763
Chief Operating Officer and Senior Vice President	2011	$149,700	$14,725	$164,425
	2010	$102,375	$11,182	$113,557

(1)
Represents the grant date fair value of shares granted in 2012, 2011 and 2010, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation—Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
Consists of distributions in each year on unvested shares.

(3)
Mr. Adam Portnoy was appointed our President on January 10, 2011. Mr. Portnoy's compensation for 2012 and 2011 attributable to his services as a Managing Trustee, which consisted of a share award with a value of $37,480 and $53,140, respectively, is included above, and his 2012 compensation for his services as a Managing Trustee is also included in the Trustee Compensation for 2012 table below.

GRANTS OF PLAN BASED AWARDS FOR 2012
(Shares granted in 2012, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
Adam D. Portnoy(2)	9/14/2012	7,500	$116,400
John C. Popeo	9/14/2012	7,500	$116,400
David M. Lepore	9/14/2012	3,750	$58,200

(1)
Equals the number of shares multiplied by the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

(2)
The value of shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee in 2012 is set forth in the Trustee Compensation for 2012 table below.

        Share awards granted by us to our executive officers in 2012 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, at our option, the recipient shall forfeit or we may repurchase the common shares that have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our share award plan are eligible to receive distributions that we make on our shares on the same terms as other holders of our common shares.

Annex III-21

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2012
(Shares granted in 2012 and prior years, which have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Adam D. Portnoy(3)	2012	6,000	$95,040
	2011	4,500	$71,280
John C. Popeo	2012	6,000	$95,040
	2011	4,500	$71,280
	2010	1,500	$23,760
	2009	650	$10,296
David M. Lepore	2012	3,000	$47,520
	2011	4,500	$71,280
	2010	1,500	$23,760
	2009	650	$10,296

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2012 were granted on September 14, 2012; the shares granted in 2011 were granted on September 16, 2011; the shares granted in 2010 were granted on September 17, 2010; and the shares granted in 2009 were granted on September 18, 2009. At our option, in the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares that have not yet vested.

(2)
Equals the number of shares multiplied by the closing price of our shares on December 31, 2012.

(3)
Represents shares granted to Mr. Adam Portnoy for his services as President. Shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee vested at the time of grant, and the value of such shares is set forth in the Trustee Compensation for 2012 table below.

STOCK VESTED FOR 2012
(Share grants that vested in 2012, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Adam D. Portnoy(2)	3,000	$46,275
John C. Popeo	4,950	$75,848
David M. Lepore	4,200	$64,208

(1)
Equals the number of shares multiplied by the closing price of our shares on the 2012 dates of vesting of grants made in 2012 and prior years.

(2)
Represents shares granted to Mr. Adam Portnoy for his services as President. Shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee vested at the time of grant, and the value of such shares is set forth in the Trustee Compensation for 2012 table below.

Annex III-22

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        From time to time, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of restricted shares previously granted to them under our share award plan. Although we have no formal policy, plan or arrangement for payments to employees of RMR in connection with their termination of employment with RMR, we may in the future provide on a discretionary basis for similar payments depending on various factors we then consider relevant and if we believe it is in the Company's best interests to do so.

TRUSTEE COMPENSATION FOR 2012
(2012 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Patrick F. Donelan(2)	$48,250	$37,480	—	$85,730
William A. Lamkin	$62,250	$37,480	—	$99,730
Joseph L. Morea(2)	$41,220	$38,540	—	$79,760
Adam D. Portnoy(3)	$—	$37,480	—	$37,480
Barry M. Portnoy(3)	$—	$37,480	—	$37,480
Frederick N. Zeytoonjian	$58,000	$37,480	—	$95,480

(1)
Equals the number of shares multiplied by the closing price of our shares on the grant date. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Effective July 18, 2012, Mr. Donelan resigned as an Independent Trustee of our Board and Mr. Morea was elected to fill the vacancy resulting from Mr. Donelan's resignation.

(3)
Our Managing Trustees do not receive cash compensation for their services as Trustees. The compensation of Mr. Adam Portnoy for his services as President is described above.

        Each Independent Trustee receives an annual fee of $35,000 for services as a Trustee, plus a fee of $750 for each meeting attended. Up to two $750 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $10,000, $5,000 and $5,000, respectively, each year. Under our Governance Guidelines, each Trustee is required to maintain the necessary level of expertise to perform his or her responsibilities as Trustee and we reimburse each Trustee for the out of pocket costs he or she incurs from attending continuing education programs. In addition, each Trustee received a grant of 2,000 of our common shares in 2012. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our Company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry, including the compensation of trustees and directors of other companies managed by RMR.

        In 2012, our Board reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our Managing Trustees do not receive any cash compensation for their services as Trustees,

Annex III-23

but they do receive common share grants equal to the share grants awarded to our Independent Trustees.

AUDIT COMMITTEE REPORT

        In the course of our oversight of the Company's financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2012; (2) discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

                                              AUDIT COMMITTEE
                                              William A. Lamkin, Chairman
                                              Joseph L. Morea
                                              Frederick N. Zeytoonjian

Annex III-24

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 19, 2013. The following table sets forth information regarding the beneficial ownership of our common shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees, nominees and the persons listed in the Compensation Tables in this proxy statement; and (3) our Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group, Inc.(3)	8,063,874	9.62%
BlackRock Inc.(4)	6,771,331	8.08%
Luxor Capital Group, LP(5)	6,309,268	7.53%
Trustees, Nominees and Executive Officers
Barry M. Portnoy(6)	233,086	*
Adam D. Portnoy(6)	38,599	*
John C. Popeo	33,500	*
David M. Lepore	29,250	*
Frederick N. Zeytoonjian(6)(7)	10,967	*
William A. Lamkin	8,812	*
Joseph L. Morea	2,000	*
All Trustees and executive officers as a group (seven persons)(6)(7)	356,214	*

*
Less than 1% of our common shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
Our declaration of trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the 83,804,068 of our common shares outstanding as of February 19, 2013.

(3)
This information is as of December 31, 2012, and is based on a Schedule 13G/A filed with the SEC on February 11, 2013, by The Vanguard Group, Inc. or Vanguard. According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports beneficial ownership of 8,063,874 shares and reports having sole voting power over 194,188 shares, shared voting power over 63,550 shares, sole dispositive power over 7,921,108 shares and shared dispositive power over 142,766 shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 58,166 shares as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 220,622 shares as a result of its serving as investment manager of Australian investment offerings.

Annex III-25

(4)
This information is as of December 31, 2012, and is based solely on a Schedule 13G/A filed with the SEC on February 1, 2013, by BlackRock, Inc., or BlackRock. Based on the information provided in that Schedule 13G/A, the address of BlackRock is 40 East 52nd Street, New York, New York 10022, and BlackRock, which reports beneficial ownership of and sole power to vote and dispose of 6,771,331 shares, is the parent holding company for certain subsidiaries that have acquired our shares and that are listed in that Schedule 13G/A.

(5)
This information is as of December 31, 2012, and is based solely on a Schedule 13G/A filed with the SEC on February 14, 2013, by Luxor Capital Group, LP., or Luxor Capital Group, Luxor Management, LLC, or Luxor Management, LCG Holdings, LLC, or LCG Holdings, Luxor Capital Partners, LP, or the Onshore Fund, Luxor Wavefront, LP, or the Wavefront Fund, Luxor Capital Partners Offshore Master Fund, LP, or the Offshore Master Fund, Luxor Capital Partners Offshore, Ltd., or the Offshore Feeder Fund, Luxor Spectrum Offshore Master Fund, LP, or the Spectrum Offshore Master Fund, Luxor Spectrum Offshore, Ltd., or the Spectrum Offshore Feeder Fund, and Christian Leone, or Mr. Leone. Based on the information provided in that Schedule 13G/A, the address of Luxor Capital Group, Luxor Management, LCG Holdings, the Onshore Fund, the Wavefront Fund and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036, and the address of the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund is c/0 M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. In the Schedule 13G/A filed by Luxor Capital Group, the Onshore Fund reports beneficial ownership of and shared voting and dispositive power over 1,980,313 shares; the Wavefront Fund reports beneficial ownership of and shared voting and dispositive power over 633,219 shares; the Offshore Master Fund reports beneficial ownership of and shared voting and dispositive power over 3,077,755 shares; and the Spectrum Offshore Master Fund reports beneficial ownership of and shared voting and dispositive power over 394,681 shares. Additionally, the Schedule 13G/A filed by Luxor Capital Group reports that as investment manager of the Onshore Fund, the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund, Luxor Capital Group may be deemed to beneficially own the 5,985,968 shares owned by such funds, and an addition 323,300 shares held in accounts that Luxor Capital Group separately manages. In addition, according to the Schedule 13G/A filed by Luxor Capital Group, Luxor Management as the general partner of Luxor Capital Group, and Mr. Leone, as the managing member of Luxor Management, may each be deemed to be the beneficial owners of the 6,309,268 shares beneficially owned by Luxor Capital Group. Based on the that same Schedule 13G/A, LCG Holdings, as the general partner of the Onshore Fund, the Wavefront Fund, the Offshore Master Fund and the Spectrum Offshore Master Fund, may be deemed to be the beneficial owner of the 5,985,968 shares owned by such shares. Also, according to the Schedule 13G/A filed by Luxor Capital Group, Mr. Leone, as the managing member of LCG Holdings, may be deemed to be the beneficial owner of the 5,985,968 shares beneficially owned by LCG Holdings.

(6)
SNH beneficially owns 250,000 of our common shares. RMR is the manager of SNH, and Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust, or RMR Trust, the sole member of RMR. RMR and Messrs. Barry Portnoy and Adam Portnoy, in their respective positions as the Chairman and a director of RMR and the Chairman, majority beneficial owner and a trustee of RMR Trust and as the President and Chief Executive Officer and a director of RMR, and the President and Chief Executive Officer, a beneficial owner and a trustee of RMR Trust, may be deemed to have beneficial ownership of the common shares owned by SNH; however, each disclaims beneficial ownership of these shares. Under applicable regulatory definitions, Mr. Zeytoonjian, who is an Independent Trustee of SNH, may also be deemed to have beneficial ownership of the common shares owned by SNH; however, Mr. Zeytoonjian disclaims beneficial ownership of such shares.

Annex III-26

  None of the 250,000 shares beneficially owned by SNH are included in the shares listed as beneficially owned by Messrs. Barry Portnoy, Adam Portnoy or Zeytoonjian in the above table.

(7)
Includes 3,324 common shares owned by Mr. Zeytoonjian's wife. Mr. Zeytoonjian disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines that address the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction must be reviewed and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of transactions with us by RMR employees (other than our Trustees and executive officers) subject to our Code of Business Conduct and Ethics, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We have no employees. Personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement, which relates to our business generally, and (2) a property management agreement, which relates to our property level operations. RMR also provides management and administrative services to SIR under separate business management and property management agreements with SIR.

        RMR has approximately 820 employees. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam Portnoy, who is also our President, is the son of Mr. Barry Portnoy, and an owner, President, Chief Executive Officer and a director of RMR. Each of our other executive officers is also an officer of RMR. SNH's, GOV's and SIR's executive officers are officers of RMR, and SNH's President and Chief Operating Officer is also a director of RMR. A majority of our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including SNH, GOV and SIR, and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies, including SNH, GOV and SIR. In addition, officers of RMR serve as officers of those companies. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, authority to act on our behalf with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR's performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

Annex III-27

        Our business management agreement with RMR provides for payment to RMR of a business management fee at an annual rate equal to (a) 0.7% of the historical cost of our real estate investments, as described in the business management agreement, located in the United States, Puerto Rico or Canada, for the first $250.0 million of such investments, and 0.5% thereafter, plus (b) 1.0% of the historical cost of our real estate investments located outside the United States, Puerto Rico and Canada. In addition, RMR receives an incentive fee equal to 15% of the product of (i) the weighted average of our common shares outstanding on a fully diluted basis during a fiscal year and (ii) the excess, if any, of the FFO Per Share, as defined in the business management agreement, for such fiscal year over the FFO Per Share for the preceding fiscal year. The incentive fee is paid in our common shares and in any year shall not exceed $0.04 multiplied by the weighted average number of our common shares outstanding on a fully diluted basis during such fiscal year. Our common shares for these purposes are valued at the average closing prices of our common shares as reported on the NYSE during the month of December of the fiscal year to which the incentive fee pertains. Our investments in GOV and SIR, which are described below, are not counted for purposes of determining the business management fees payable by us to RMR. In determining the business management fee payable by us to RMR under the business management agreement, the historical cost of any assets we acquire from another REIT to which RMR provides business management or property management services, or an RMR Managed REIT, will be the applicable selling RMR Managed REIT's historical costs for those properties, determined in the manner specified in our business management agreement, rather than our acquisition costs for those properties. In such an acquisition, the business management fee we pay to RMR in respect of the acquired properties would be expected to correspond to the reduction in the similar business management fee that the selling RMR Managed REIT pays to RMR, such that RMR would not be expected to receive an increase in the business management fees payable in aggregate by us and the selling RMR Managed REIT in respect of the acquired properties. The business management agreement also provides that, with certain exceptions, if we determine to offer for sale or other disposition any real property that, at such time, is of a type within the investment focus of another RMR Managed REIT, we will first offer that property for purchase or disposition to that RMR Managed REIT and negotiate in good faith for such purchase or disposition. Pursuant to our business management agreement with RMR and the business management agreement between SIR and RMR, the business management fees we and SIR paid to RMR on a consolidated basis were $43.6 million for 2012. No incentive fee was payable to RMR for 2012.

        Our property management agreement with RMR provides for management fees equal to 3.0% of gross collected rents and construction supervision fees equal to 5.0% of construction costs. In connection with our property management agreement with RMR and the property management agreement between SIR and RMR, the aggregate property management and construction supervision fees we and SIR paid to RMR on a consolidated basis were $33.7 million for 2012.

        With respect to our investments in Australia, RMR has agreed to waive half of the fees payable by us under the property management agreement and half of the business management fees related to real estate investments located outside of the United States, Puerto Rico and Canada, so long as our business and property management agreement with MacarthurCook Fund Management Limited, or MacarthurCook, with respect to those investments is in effect and we or any of our subsidiaries are paying fees under that agreement. MacarthurCook earned $1.8 million in 2012 with respect to our Australian properties, which amount is equal to the fees waived by RMR and excluded from the amounts that were payable to RMR during 2012. Our contract with MacarthurCook terminated on January 31, 2013, and on that date we entered into a business and property management agreement, or the Australia Management Agreement, with RMR Australia Asset Management Pty Limited, or RMR Australia, for the benefit of CWH Australia Trust (formerly the MacarthurCook Industrial Property Fund), a subsidiary of ours, or CWHAT. The terms of the Australia Management Agreement are substantially similar to the terms of the management agreement we had with MacarthurCook. RMR Australia is owned by our Managing Trustees and it has been granted an Australian financial services

Annex III-28

license by the Australian Securities & Investments Commission. The Australia Management Agreement provides for compensation to RMR Australia for business management and real estate investment services at an annual rate equal to 0.5% of the average historical cost, including the cost of capital improvements, of CWHAT's real estate investments, as described in the Australia Management Agreement. The Australia Management Agreement also provides for additional compensation to RMR Australia for property management services at an annual rate equal to 50% of the difference between 3.0% of collected gross rents, including reimbursed operating expenses and taxes, and the aggregate of all amounts paid or payable by or on behalf of CWHAT to third party property managers. Additionally, the Australia Management Agreement provides for further compensation to RMR Australia for construction supervision services at an annual rate equal to 50% of the difference between 5.0% of constructions costs and any amounts paid to third parties for construction management and/or supervision. Similar to our prior arrangement with respect to fees we paid to MacarthurCook, RMR has agreed to waive half of the fees payable by us under our property management agreement with RMR and half of the business management fees otherwise payable by us under our business management agreement with RMR related to real estate investments that are subject to the Australia Management Agreement for so long as the Australia Management Agreement is in effect and we or any of our subsidiaries are paying the fees under that agreement. The Australia Management Agreement was approved by our Compensation Committee, which is composed solely of Independent Trustees.

        RMR also provides internal audit services to us in return for our share of the total internal audit costs incurred by RMR for us and other publicly owned companies managed by RMR and its affiliates, which amounts are subject to approval by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our and SIR's share of RMR's costs of providing this internal audit function was, on a consolidated basis, approximately $0.4 million for 2012. These allocated costs are in addition to the business and property management fees we and SIR paid to RMR.

        We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to us, except for the employment and related expenses of RMR employees who provide on-site property management services and our pro rata share of the staff employed by RMR who perform our internal audit function. Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

        Both our business management agreement with RMR and our property management agreement with RMR automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days' prior written notice, and RMR may also terminate the property management agreement upon five business days' notice if we undergo a change of control, as defined in the property management agreement. On December 11, 2012, we entered amendments to these agreements, which extended the term of the business management agreement until December 31, 2013, clarified certain currently existing policies in the business management agreement and changed certain procedures for the arbitration of disputes pursuant to these agreements.

        Under our business management agreement with RMR, we acknowledge that RMR also provides management services to other companies, which include SNH, GOV and SIR, and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR and that, in the event of conflict between us and any such other company, RMR shall in its discretion determine on which party's behalf it shall act.

Annex III-29

        RMR also leases from us approximately 34,100 square feet of office space for eleven of its regional offices. We earned approximately $0.6 million in rental income from RMR in 2012, which we believe was commercially reasonable rent for this office space, not all of which was leased to RMR for the entire period.

        Under our share award plan, we typically grant restricted shares to certain employees of RMR, some of whom are our officers. In 2012, we granted a total of 71,617 restricted shares with an aggregate value of $1.1 million to such persons, based upon the closing price of our common shares on the NYSE on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR. On occasion, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of restricted shares previously granted to them under our share award plan.

        SNH was formerly our 100% owned subsidiary. It was spun off to our shareholders in 1999. As of the date of this report, SNH owns 250,000 of our common shares. Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also managing trustees of SNH. In addition, one of our Independent Trustees, Mr. Frederick Zeytoonjian, is also an independent trustee of SNH. RMR provides management services to both us and SNH.

        At the time of SNH's spin off, we and SNH entered into a transaction agreement pursuant to which, among other things, we and SNH agreed that so long as we own 10% or more of SNH's common shares, we and SNH engage the same manager or we and SNH have any common managing trustees: (1) we will not make any investment in senior apartments, congregate communities, assisted living properties, nursing homes or other healthcare properties, but excluding medical office properties, medical clinics and clinical laboratory buildings, without the prior approval of a majority of SNH's independent trustees, and (2) SNH will not make any investment in office buildings, warehouses or malls, including medical office properties and clinical laboratory buildings without the prior approval of a majority of our Independent Trustees. We and SNH subsequently agreed to permit SNH, rather than us, to invest in medical office, clinic and biomedical, pharmaceutical and laboratory buildings.

        GOV was formerly our 100% owned subsidiary. We are GOV's largest shareholder and, as of the date of this report, we own 9,950,000 common shares of GOV, which represents approximately 18.2% of GOV's outstanding common shares. Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also managing trustees of GOV, and our President, Mr. Adam Portnoy, was the President of GOV from its formation in 2009 until January 2011. RMR provides management services to both us and GOV.

        In June 2009, GOV completed an IPO pursuant to which GOV ceased to be a majority owned subsidiary of ours. In connection with this offering, we and GOV entered into a transaction agreement that governs our separation from and relationship with GOV. Pursuant to this transaction agreement, among other things, we and GOV agreed that, so long as we own in excess of 10% of GOV's outstanding common shares, we and GOV engage the same manager or we and GOV have any common managing trustees: (1) we will not acquire ownership of properties that are majority leased to government tenants, unless a majority of GOV's independent trustees who are not also our Trustees have determined not to make the acquisition; (2) GOV will not acquire ownership of office or industrial properties that are not majority leased to government tenants, unless a majority of our Independent Trustees who are not also GOV's trustees have determined not to make the acquisition; and (3) GOV will have a right of first refusal to acquire any property owned by us that we determine to divest if the property is then majority leased to a government tenant, which right of first refusal will also apply in the event of an indirect sale of any such properties resulting from a change of control of us. The provisions described in (1) and (2) do not prevent GOV from continuing to own and lease its

Annex III-30

current properties or properties otherwise acquired by GOV that cease to be majority leased to government tenants following the termination of government tenancies; and, similarly, the provisions described in (1) and (2) also do not prohibit us from leasing our current or future properties to government tenants. We and GOV also agreed that disputes arising under the transaction agreement may be resolved by binding arbitration.

        SIR was formerly our 100% owned subsidiary. We are SIR's largest shareholder and SIR continues to be one of our consolidated subsidiaries. As of the date of this report, we own 22,000,000 common shares of SIR, which represents approximately 56.0% of SIR's outstanding common shares. Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also managing trustees of SIR, and Mr. John Popeo, our Treasurer and Chief Financial Officer, also serves as the treasurer and chief financial officer of SIR. In addition, one of our Independent Trustees, Mr. William Lamkin, is an independent trustee of SIR.

        In December 2011, SIR filed a registration statement with the SEC for an IPO, of common shares as a REIT that is focused on owning and investing in net leased, single tenant properties. On February 16, 2012, we transferred 251 properties (approximately 21.4 million square feet) to SIR, including substantially all of our commercial and industrial properties located in Oahu, Hawaii and 23 suburban office and industrial properties located throughout the mainland U.S. In exchange for our contribution of 251 properties to SIR, we received 22,000,000 SIR common shares and a $400.0 million demand promissory note, or the Demand Note. On March 12, 2012, SIR completed its IPO, or the SIR IPO, in which it issued 9,200,000 of its common shares (including 1,200,000 common shares sold pursuant to the underwriters' over allotment option) for net proceeds (after deducting underwriters' discounts and commissions and estimated expenses) of $180.8 million. SIR applied those net proceeds, along with proceeds from drawings under SIR's $500.0 million revolving credit facility, to repay in full the Demand Note. SIR also reimbursed us for costs that we incurred in connection with SIR's organization and preparation for the SIR IPO.

        In connection with the SIR IPO, we and SIR entered into a transaction agreement that governs our separation from and relationship with SIR. The transaction agreement provides that, among other things, (1) the current assets and liabilities of the 251 properties that we transferred to SIR, as of the time of closing of the SIR IPO, were settled between us and SIR so that we will retain all pre-closing current assets and liabilities and SIR will assume all post-closing current assets and liabilities and (2) SIR will indemnify us with respect to any liability relating to any property transferred by us to SIR, including any liability which relates to periods prior to SIR's formation, other than the pre-closing current assets and current liabilities that we retained with respect to the 251 transferred properties.

        We (excluding SIR), RMR, SNH, GOV, SIR and three other companies to which RMR provides management services each currently own 12.5% of Affiliates Insurance Company, or AIC, an Indiana insurance company. All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by the affirmative votes of both a majority of our entire Board and a majority of our Independent Trustees. The shareholders agreement among us, the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes.

        As of the date of this proxy statement, we and SIR collectively have invested $10.5 million in AIC since its formation in November 2008. SIR became a shareholder of AIC during the quarter ended June 30, 2012. For 2012, we and SIR recognized on a consolidated basis $0.6 million related to our investment in AIC. We and the other shareholders of AIC have purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to

Annex III-31

which AIC is a reinsurer of certain coverage amounts. This program was modified and extended in June 2012 for a one year term, and we paid a premium, including taxes and fees, of $6.6 million in connection with that renewal, which amount is the consolidated premium paid by us and SIR and which amount may be adjusted from time to time as we or SIR acquire or dispose of properties that are included in this program. We are also currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. We and SIR may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro rata share of any profits of this insurance business.

        The foregoing descriptions of our agreements with RMR, SNH, GOV, SIR and AIC are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2012. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with RMR, SNH, GOV, SIR and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, SNH, GOV, SIR and AIC and their affiliated and related persons and entities benefit us and, in fact, provide us with competitive advantages in operating and growing our business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Messrs. Lamkin, Morea and Zeytoonjian. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity that has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2012, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities were timely met.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, CommonWealth REIT, Two Newton Place, 255 Washington Street,

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Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8222. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

February 25, 2013

IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll-Free at (877) 717-3922

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Preliminary Consent Revocation Card—Subject to Completion, Dated March 18, 2013

CONSENT REVOCATION CARD—BLUE

CONSENT REVOCATION
SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF
COMMONWEALTH REIT

        The undersigned, a holder of shares of beneficial interest, par value $0.01 per share (the "Common Shares"), of CommonWealth REIT (the "Company"), acting with respect to all of the Company's Common Shares held by the undersigned at the close of business on            , 2013, hereby acts as follows concerning the proposal of Corvex Management LP, Mr. Keith Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Mr. Jeff T. Blau and Mr. Richard O'Toole (collectively, the "Corvex/Related Group") set forth on the reverse side.

        YOUR BOARD OF TRUSTEES URGES YOU TO MARK THE "YES, REVOKE MY CONSENT" BOX FOR THE PROPOSAL SET FORTH HEREIN.

        UNLESS OTHERWISE INDICATED ON THE REVERSE SIDE, THIS CONSENT REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN.

        UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS CONSENT REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO THE PROPOSAL MADE BY THE CORVEX/RELATED GROUP SET FORTH HEREIN.

        YOUR BOARD OF TRUSTEES URGES YOU TO MARK THE "YES, REVOKE MY CONSENT" BOX FOR THE PROPOSAL BELOW.

        Please mark your selection as indicated in this example: ☒

PROPOSAL OF THE CORVEX/RELATED GROUP

PROPOSAL 1:	Proposal made by the Corvex/Related Group to act by written consent to remove without cause the following persons as trustees of the Company:

Adam D. Portnoy
☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT
Barry M. Portnoy
☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT
William A. Lamkin
☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT
Joseph L. Morea
☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT
Frederick N. Zeytoonjian
☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT

Any other person or persons elected or appointed to the Board of the Company prior to the effective time of the Corvex/Related Consent Solicitation
☐ YES, REVOKE MY CONSENT	☐ NO, DO NOT REVOKE MY CONSENT
INSTRUCTION: IF YOU WISH TO REVOKE YOUR CONSENT TO THE REMOVAL OF ALL PERSONS NAMED IN PROPOSAL 1 MARK THE "YES, REVOKE MY CONSENT AS TO ALL TRUSTEES" BOX BELOW.
ALL TRUSTEES
☐ YES, REVOKE MY CONSENT AS TO ALL TRUSTEES	☐ NO, DO NOT REVOKE MY CONSENT AS TO ALL TRUSTEES

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE SIGNED AND DATED.

Dated:                        , 2013

Signature (Title, if any):

Signature (if held jointly):

Title or Authority:

Please sign in the same form as your name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.

PLEASE MARK, SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.